                                    EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER


                                     Between


                         NATIONAL BANCSHARES CORPORATION


                                       And


                          PEOPLES FINANCIAL CORPORATION



                           Dated as of October 2, 2001

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


                                    ARTICLE I

                                 DEFINITIONS                                   1

                                   ARTICLE II

                                   THE MERGERS

     2.1    The Cash-Out Merger................................................9
     2.2    Effective Time; Closing............................................9
     2.3    Treatment of Capital Stock of Merger Sub, Seller and Buyer.........9
     2.4    Shareholder Rights, Stock Transfers...............................10
     2.5    Options...........................................................10
     2.6    Exchange Procedures...............................................10
     2.7    Dissenting Shares.................................................12
     2.8    Holding Company and Financial Institution Mergers.................12
     2.9    Additional Actions................................................13

                             ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF SELLER

     3.1    Capital Structure.................................................13
     3.2    Organization, Standing and Authority of Seller....................14
     3.3    Seller Subsidiaries...............................................14
     3.4    Authorized and Effective Agreement................................15
     3.5    Securities Documents and Regulatory Reports.......................16
     3.6    Financial Statements..............................................16
     3.7    Material Adverse Change...........................................17
     3.8    Environmental Matters.............................................17
     3.9    Tax Matters.......................................................18
     3.10   Legal Proceedings.................................................19
     3.11   Compliance with Laws..............................................19
     3.12   Certain Information...............................................20
     3.13   Employee Benefit Plans............................................20
     3.14   Material Contracts................................................21
     3.15   Brokers and Finders...............................................22
     3.16   Insurance.........................................................22
     3.17   Properties........................................................22
     3.18   Labor.............................................................22
     3.19   Allowance for Loan Losses.........................................23

     3.20   Material Interests of Certain Persons.............................23
     3.21   Fairness Opinion..................................................23
     3.22   Disclosures.......................................................23
     3.23   Indemnification...................................................24
     3.24   Loan Portfolio....................................................24
     3.25   Investment Portfolio..............................................24
     3.26   Corporate Records.................................................24
     3.27   Interest Rate Risk Management Instruments.........................24
     3.28   Interim Events....................................................25
     3.29   Waiver............................................................25
     3.30   Conversion-Related Restrictions Have Lapsed.......................25
     3.31   CRA Public Comment File...........................................25
     3.32   Affiliate Transactions............................................25
     3.33   Beneficial Owner..................................................25
     3.34   Soldier's and Sailors' Civil Relief Act...........................26

                             ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF BUYER

     4.1    Organization, Standing and Authority of Buyer.....................26
     4.2    Authorized and Effective Agreement................................26
     4.3    Securities Documents and Regulatory Rights........................27
     4.4    Financial Statements..............................................27
     4.5    Material Adverse Change...........................................28
     4.6    Legal Proceedings.................................................28
     4.7    Certain Information...............................................28
     4.8    Disclosures.......................................................28
     4.9    Financial Resources...............................................29
     4.10   Beneficial Owner..................................................29

                              ARTICLE V

                              COVENANTS

     5.1    Reasonable Best Efforts...........................................29
     5.2    Shareholder Meeting...............................................29
     5.3    Regulatory Matters................................................30
     5.4    Investigation and Confidentiality.................................30
     5.5    Press Releases....................................................32
     5.6    Business of the Parties...........................................32
     5.7    Certain Actions...................................................35
     5.8    Current Information...............................................35
     5.9    Indemnification; Insurance........................................36
     5.10   Environmental Reports.............................................36
     5.11   Employees and Employee Benefit Plans..............................37

     5.12   Litigation Matters................................................39
     5.13   Organization of Merger Sub........................................39
     5.14   Conforming Entries................................................39
     5.15   Integration of Policies...........................................39
     5.16   Disclosure Supplements............................................40
     5.17   Disclosure of Change in Conditions................................40
     5.18   Disclosure of Merger Related Expenses.............................40
     5.19   Liquidation Account...............................................40

                             ARTICLE VI

                        CONDITIONS PRECEDENT

     6.1    Conditions Precedent - Buyer and Seller...........................41
     6.2    Conditions Precedent - Seller.....................................41
     6.3    Conditions Precedent - Buyer......................................42

                             ARTICLE VII

                  TERMINATION, WAIVER AND AMENDMENT

     7.1    Termination.......................................................43
     7.2    Effect of Termination.............................................43
     7.3    Survival of Representations, Warranties and Covenants.............44
     7.4    Waiver............................................................44
     7.5    Amendment or Supplement...........................................44
     7.6    Break-Up Fee......................................................45

                            ARTICLE VIII

                            MISCELLANEOUS

     8.1    Expenses..........................................................46
     8.2    Entire Agreement..................................................46
     8.3    No Assignment.....................................................46
     8.4    Notices...........................................................46
     8.5    Alternative Structure.............................................47
     8.6    Interpretation....................................................48
     8.7    Counterparts......................................................48
     8.8    Governing Law.....................................................48
     8.9    Severability......................................................48

                              List of Exhibits
                              ----------------

Exhibit A       Form of Voting Agreement

Exhibit B       Agreement and Plan of Holding Company Merger of Peoples
                Financial Corporation with and into National Bancshares
                Corporation

Exhibit C       Agreement and Plan of Financial Institution Merger of
                Peoples Federal Savings and Loan Association of Massillon with and into First National Bank

Exhibit D       Option Cancellation Agreement

                          AGREEMENT AND PLAN OF MERGER


         Agreement and Plan of Merger (this "Agreement") dated effective as of October 2, 2001, by and between National Bancshares Corporation, an Ohio corporation ("Buyer"), and Peoples Financial Corporation, an Ohio corporation ("Seller").

                                R E C I T A L S:

         WHEREAS, the Boards of Directors of Buyer and Seller have determined that it is in their respective best interests for Buyer to acquire Seller pursuant to the terms of this Agreement; and

         WHEREAS, to effect the acquisition, Buyer will form a new corporation ("Merger Sub") under the laws of the State of Ohio, which will be a wholly-owned, first-tier subsidiary of Buyer, and Merger Sub will be merged with and into Seller (the "Cash-Out Merger"), with Seller being the surviving corporation (the "Surviving Corporation"). Immediately after the Cash-Out Merger becomes effective, the Board of Directors of Buyer, acting on behalf of Buyer as the sole shareholder of the Surviving Corporation, shall adopt a merger resolution and the Holding Company Plan of Merger (as defined in Article I) for the merger of the Surviving Corporation with and into the Buyer (the "Holding Company Merger") and Buyer shall file a certificate of merger with the Secretary of State of Ohio with respect to the Holding Company Merger. Thereafter, at a time determined by Buyer in its sole discretion, all necessary corporate action will be taken to effect the merger (the "Financial Institution Merger") of Peoples Federal (as defined in Article I) with and into First National (as defined in Article I). The Cash-Out Merger, the Holding Company Merger and the Financial Institution Merger are sometimes hereinafter collectively referred to as the "Merger"; and

         WHEREAS, as an inducement and condition to Buyer's willingness to enter into this Agreement, Buyer and certain of the Directors and officers of Seller and Peoples Federal will concurrently enter into voting agreements in the form attached hereto as EXHIBIT A; and

         NOW, THEREFORE, in consideration of such inducements and of the mutual covenants and agreements contained herein, the Parties (as defined in Article I) hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following terms shall have the meanings ascribed to them for all purposes of this Agreement:

         "Affiliate" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

         "Agreement" shall mean this Agreement, as the same may be amended or modified in accordance with its terms, and shall include any Exhibits and Schedules attached hereto.


         "Associate" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

         "Alternative Proposal" shall mean any bona fide, written proposal for a merger, consolidation or other business combination involving Seller or any Seller Subsidiary or the acquisition of a 25% or greater equity interest in Seller or any Seller Subsidiary, or for the purchase, lease or other acquisition of a substantial portion of the assets of Seller or any Seller Subsidiary (other than the sale of loans or securities by Seller or Peoples Federal in the ordinary course of business).

         "Buyer" has the meaning set forth in the preamble to this Agreement.

          "Buyer Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Buyer as of December 31, 2000, 1999 and 1998 and the consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) of Buyer for each of its fiscal years in the three-year period ended December 31, 2000 as filed by Buyer in its Securities Documents and (ii) the consolidated balance sheets of Buyer (including related notes and schedules, if any) and the consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) of Buyer included in Securities Documents filed by Buyer with respect to each quarterly and annual period ended subsequent to December 31 , 2000.

         "Cash-Out Merger" has the meaning set forth in the Recitals of this Agreement.

         "Cause" shall mean, in relation to employment termination, termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

          "Certificate" shall mean any certificate that prior to the Effective Time represented shares of Seller Common Stock.

         "Certificate of Merger" shall mean the certificate of merger to be filed with the Secretary of State of Ohio with respect to the Cash-Out Merger.

         "Closing" shall mean the closing of the Cash-Out Merger at a time and place mutually determined by Buyer and Seller following the satisfaction or waiver of all conditions set forth in Article VI of this Agreement.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Contract" shall mean any written or oral contract, agreement, lease, license, mortgage, guaranty, instrument or understanding.

         "CRA" shall mean the Community Reinvestment Act.

         "Defined Benefit Plan" shall mean any Seller Employee Plan constituting a defined benefit plan within the meaning of Section 3(35) of ERISA.

         "Disclosure Period" shall mean the three year period preceding the date hereof.

         "Dissenting Shares" shall mean any shares of Seller Common Stock whose holder seeks relief as a dissenting shareholder under the Ohio General Corporation Law.

         "Effective Time" shall mean the time that the Certificate of Merger is filed with the Secretary of State of Ohio, unless a later date and time is specified as the Effective Time in the Certificate of Merger.

         "Environmental Claim" shall mean any written notice from any Governmental Entity or third party alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.sec.9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.sec.6901, et seq.; the Clean Air Act, as amended, 42 U.S.C.sec. 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.sec. 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C.sec.9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C.sec.1101, et seq.; the Safe Drinking Water Act, 42 U.S.C.sec. 300f, et seq.; and all comparable state and local laws, and (ii) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean an exchange agent designated by Buyer and reasonably acceptable to Seller.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLB" shall mean Federal Home Loan Bank of Cincinnati.

         "Financial Institution Merger" has the meaning set forth in the Recitals of this Agreement.

         "Financial Institution Plan of Merger" shall mean the plan of merger to be entered into by First National and Peoples Federal at such time as Buyer in its sole discretion shall determine after consummation of the Holding Company Merger in the form of EXHIBIT C to this Agreement.

         "First National" shall mean First National Bank, a wholly owned subsidiary of Buyer.

         "GAAP" shall mean United States generally accepted accounting principles consistently applied with the prior practices of an entity.

         "Governmental Entity" shall mean any federal or state court, administrative agency or commission, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of Cleveland acting under delegated authority, the OCC, the OTS and, with respect to any filing or notice required under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, the Federal Trade Commission and the United States Department of Justice or other governmental authority or instrumentality.

         "HOLA" shall mean the Home Owners' Loan Act, as amended.

         "Holding Company Merger" has the meaning set forth in the Recitals of this Agreement.

         "Holding Company Plan of Merger" shall mean the plan of merger to be entered into by the Surviving Corporation and Buyer at such time as Buyer, in its sole discretion, shall determine after consummation of the Cash-Out Merger in the form of EXHIBIT B to this Agreement.

         "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

         "Insider Loans" shall mean loans from Seller or any Affiliate of Seller to any officer, director or employee of Seller or any Affiliate of Seller or any Associate or related interest of any such person.

          "IRS" shall mean the Internal Revenue Service or any successor thereto.

         "Knowing Party" has the meaning set forth in Section 5.17 of this Agreement.

         "Knowledge Qualification" shall mean to the best knowledge, after reasonable investigation, of the Party receiving the benefit of the qualification.

         "MAE Qualification" shall mean, with respect to any statement subject to the MAE Qualification, except for any breaches, failures, non-compliances, facts, events or circumstances, which when aggregated with all other breaches, failures, non-compliances, facts, events or circumstances, would not have a Material Adverse Effect.

         "Material Adverse Effect" shall mean, with respect to any Party, any effect that is or is reasonably likely to be material and adverse to the condition (financial or otherwise), results of operations or business of that Party or its Affiliates taken as a whole, or that materially impairs or is reasonably likely to materially impair the ability of any Party to consummate the Cash-Out Merger; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings institution industries, (ii) changes in GAAP that are generally applicable to the banking or savings institution industries, (iii) expenses incurred in connection with the transactions contemplated hereby, (iv) actions or omissions of a Party (or any of its Affiliates) taken with the prior informed written consent of the other Party in contemplation of the transactions contemplated hereby or (v) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

         "Material Contract" shall mean (i) any Contract relating to the borrowing of money by Seller or Peoples Federal (other than in the case of deposits, FHLB advances and federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice) or the guarantee by Seller or Peoples Federal of any obligation, (ii) any Contract relating to the employment of a consultant or the employment, election or retention in office of any present or former director, advisory director, officer or employee of Seller or Peoples Federal, (iii) any Contract pursuant to which any payment (whether severance pay or otherwise) will or may become due to any present or former director, advisory director, officer or employee of Seller or Peoples Federal as a result of Seller entering into this Agreement, the adoption of this Agreement by Seller's shareholders or the consummation of any of the transactions contemplated by this Agreement; (iv) any Contract pursuant to which Seller or Peoples Federal is obligated to indemnify any present or former director, advisory director, officer, employee or agent of Seller or Peoples Federal; (v) any Contract to which Seller or Peoples Federal is a party or by which it is bound which limits the ability of Seller or Peoples Federal to compete in any line of business or with any person; (vi) any agreement, arrangement or understanding which would be required to be filed as an exhibit to Seller's Annual Report on Form 10-KSB under the Securities Laws and which has not been so filed; (vii) any Contract pursuant to which loans have been sold by Peoples Federal, which impose any potential recourse obligations (by representation, warranty, covenant or other contractual terms) upon Peoples Federal; (viii) any subservicing Contract; or (ix) any other Contract to which Seller or Peoples Federal is a party other than (A) a Contract that may be cancelled by Seller or Peoples Federal, as applicable, on thirty days notice or less without incurring any liability or obligation on the part of Seller or Peoples Federal, as applicable, for such cancellation or (B) a Contract that involves the payment of consideration having an aggregate value of $10,000 or less.

         "Materials of Environmental Concern" shall mean materials regulated under Environmental Laws, including pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "Merger" has the meaning set forth in the Recitals of this Agreement.

         "Merger Consideration" shall mean a payment by Buyer, in cash without interest, in the amount of Twelve and 25/100 Dollars ($12.25) for each share of Seller Common Stock (being all of the outstanding Seller Common Stock as of the date hereof plus any Seller Common Stock issued after the date hereof but prior to the Closing Date (provided such Seller Common Stock has been issued in compliance with this Agreement)).

         "Merger Sub" has the meaning set forth in the Recitals of this Agreement.

         "Merger Sub Common Stock" shall mean the common stock of Merger Sub.

         "OCC" shall mean the Office of Comptroller of the Currency.

         "Ohio General Corporation Law" shall mean the general corporation law of the State of Ohio.

         "Option Cancellation Agreement" shall have the meaning set forth in
Section 2.5 of this Agreement.

         "Option Cash-out" has the meaning set forth in Section 2.5 of this Agreement.

         "Optionee" shall mean a person who holds a Seller Option.

         "OTS" shall mean the Office of Thrift Supervision of the United States Department of the Treasury or any successor thereto.

         "Parties" shall mean Buyer and Seller.

         "Party" shall mean either Buyer or Seller.

         "Peoples Federal" shall mean Peoples Federal Savings and Loan Association of Massillon, a wholly owned subsidiary of Seller.

         "person" shall have the meaning ascribed by Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.
         "Previously Disclosed" shall mean disclosed in a written disclosure schedule delivered prior to the date hereof by the disclosing Party to the other Party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

         "Proxy Statement" shall mean the proxy statement of Seller to be delivered to shareholders of Seller in connection with the solicitation of their approval and adoption of this Agreement.

         "Rights" shall mean all warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

         "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

         "SEC" shall mean the Securities and Exchange Commission.

         "Secretary of State of Ohio" shall mean the Secretary of State of the State of Ohio or any successor thereto.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, the rules and regulations of the SEC promulgated thereunder, and all OTS regulations which incorporate or apply any of the foregoing.

         "Seller" has the meaning set forth in the preamble to this Agreement.

         "Seller Advisor" shall mean Friedman, Billings, Ramsey and Co., Inc.

          "Seller Common Stock" shall mean the common shares, no par value, of Seller.

         "Seller Deferred Compensation Plan" shall mean the Peoples Federal Savings and Loan Association of Massillon Deferred Compensation Plan, as amended.

         "Seller Employee Plans" shall mean all stock option, restricted stock, employee stock purchase and stock bonus plans, pension, profit-sharing and retirement plans, deferred compensation, consultant, bonus and group insurance contracts and agreements and all other incentive, health, welfare, fringe benefit and benefit plans and arrangements maintained for the benefit of any present or former directors or employees of Seller and/or Peoples Federal, whether written or oral.

         "Seller ESOP" shall mean the employee stock ownership plan of Seller previously terminated by Seller and or Peoples Federal.

         "Seller Financial Statements" shall mean (i) the audited consolidated balance sheets, consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) of Seller for each of the three years ended September 30, 2000, 1999 and 1998 as filed by Seller in its Securities Documents, and (ii) the consolidated balance sheets, and the consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) of Seller included in the Securities Documents filed by Seller with respect to each quarterly and annual periods ended subsequent to September 30, 2000.

         "Seller 401(k) Plan" shall mean the Peoples Federal 401(k) Profit Sharing Plan, as amended.

         "Seller Options" shall mean options to purchase shares of Seller Common Stock granted pursuant to the Seller Stock Option and Incentive Plan.

         "Seller Option Cancellation Payment" shall mean the amount payable to a holder of a Seller Option pursuant to Section 2.5 hereof.

         "Seller Preferred Stock" shall mean the preferred stock, no par value of Seller.

         "Seller Stock Option and Incentive Plan" shall mean the 1997 Peoples Financial Corporation Stock Option and Incentive Plan, as amended.

         "Seller Subsidiaries" shall mean Peoples Federal and Massillon Community Service Corporation.

         "Surviving Corporation" has the meaning set forth in the Recitals to this Agreement.

         "Surviving Corporation Common Stock" shall mean the common stock of the Surviving Corporation.

         "Tax Returns" shall mean all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by a Party (including estimated tax returns, income tax returns, information returns and withholding and employment tax returns).

         "Termination Event" shall mean (a) Seller or any Seller Subsidiary, without having received Buyer's prior written consent, shall have entered into a written agreement to engage in a Alternative Proposal with any person other than Buyer or any Affiliate of Buyer, or (b) the Board of Directors of Seller shall have recommended that the shareholders of Seller approve or accept any Alternative Proposal with any person other than Buyer or any Affiliate of Buyer.

         "Thrift Regulations" shall mean the FDIA, the HOLA and the rules and regulations promulgated thereunder.

                                   ARTICLE II

                                   THE MERGERS

2.1      THE CASH-OUT MERGER

         (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into Seller in accordance with the provisions of Section 1701.78 of the Ohio General Corporation Law, and the separate corporate existence of Merger Sub shall cease. Seller shall be the Surviving Corporation in the Cash-Out Merger. From and after the Effective Time, the Cash-Out Merger shall have the effects set forth in Section 1701.78 of the Ohio General Corporation Law. The name of the Surviving Corporation shall be "Peoples Financial Corporation."

         (b) The Articles of Incorporation and Code of Regulations of Seller as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Code of Regulations of the Surviving Corporation.

         (c) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

2.2      EFFECTIVE TIME; CLOSING

         The Cash-Out Merger shall become effective at the Effective Time. The Certificate of Merger shall be properly executed and filed with the Secretary of State of Ohio on the Closing Date.

2.3      TREATMENT OF CAPITAL STOCK OF MERGER SUB, SELLER AND BUYER

         Subject to the terms and conditions of this Agreement, at the Effective Time, automatically by virtue of the Cash-Out Merger and without any action on the part of any Party or shareholder:

         (a) each outstanding share of Merger Sub Common Stock shall become an outstanding share of Surviving Corporation Common Stock;

         (b) each outstanding or treasury share of Buyer capital stock shall be unchanged and shall continue as an outstanding or treasury share of Buyer capital stock; and

         (c) each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time shall, as a result of the Cash-Out Merger and without any action of any kind by one person, be cancelled and extinguished in consideration and exchange for the right to receive the Merger Consideration; provided, however, that each share of Seller Common Stock which is owned beneficially or of record by Seller (including treasury shares), Buyer, Peoples Federal or First National (other than shares held in a fiduciary capacity for the benefit of an unrelated third party or as a result of debts previously contracted) shall be canceled and extinguished without consideration or conversion.

2.4      SHAREHOLDER RIGHTS, STOCK TRANSFERS

         At the Effective Time, holders of Certificates shall cease to be and shall have no rights as shareholders of Seller, other than the right to receive the Merger Consideration hereunder and such rights as they may have under the Ohio General Corporation Law. After the Effective Time, there shall be no transfers on the stock transfer books of Seller as the Surviving Corporation of Certificates and if Certificates are presented for transfer after the Effective Time, they shall be delivered to Buyer or the Exchange Agent for cancellation against delivery of the Merger Consideration. No interest shall be paid on the Merger Consideration.

2.5      OPTIONS

         Seller has Previously Disclosed to Buyer a list of all options, warrants or other rights to acquire Seller Common Stock or preferred stock currently outstanding which list identifies the holder, the number of shares acquirable and the date granted. At the Effective Time, each of the Seller Options shall be cancelled and extinguished in consideration and exchange for the right to receive a cash payment from Seller equal to the difference between
(a) the product of (i) the difference between the Merger Consideration and the exercise price of such Seller Option, multiplied by (ii) the number of shares of Seller Common Stock subject to such Seller Option, less (b) applicable federal and state tax withholding obligations of the Seller (the "Option Cash-out"). Such Option Cash-out shall be paid as of the Effective Time by Buyer to the Optionee following receipt by Buyer from the Optionee of an executed cancellation agreement in the form of the agreement attached hereto as EXHIBIT D ("Option Cancellation Agreement").

2.6      EXCHANGE PROCEDURES

         (a) No later than three (3) business days following the Effective Time, Buyer shall cause the Exchange Agent to mail or make available to each holder of record of any Certificate a notice and letter of transmittal disclosing the effectiveness of the Cash-Out Merger and the procedure for exchanging Certificates for the Merger Consideration. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

         (b) On or before the Effective Time, Buyer shall deliver to the Exchange Agent an amount of cash equal to the sum of (i) the aggregate Merger Consideration plus (ii) any Seller Option Cancellation Payments due for cancellation of Seller Options pursuant to Section 2.5 hereof.

         (c) Each holder of a Certificate (other than a holder of Dissenting Shares) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Merger Consideration for each share represented by such Certificate. The

Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate that is not surrendered to the Exchange Agent shall, except as otherwise herein provided, evidence ownership of only the right to receive the Merger Consideration for each share represented by such Certificate. No interest will be paid on the Merger Consideration Amount.

         (d) Each holder of a Seller Option entitled to receive an Option Cancellation Payment pursuant to Section 2.5 hereof shall receive such payment upon the execution and delivery to the Exchange Agent of the Seller Option Cancellation Agreement as described in such section. No interest will be paid on the Seller Option Cancellation Payments.

         (e) The Exchange Agent shall not be obligated to deliver the Merger Consideration until the holder surrenders a Certificate as provided in this
Section 2.6, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be reasonably required in each case by the Exchange Agent or Buyer. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (f) Any portion of the cash delivered to the Exchange Agent by Buyer pursuant to Section 2.6(b) that remains unclaimed by the shareholders or Optionees of Seller for six months after the Closing Date shall be delivered by the Exchange Agent to Buyer. Any shareholders of Seller who have not theretofore complied with Section 2.6(c) and any Optionee who have not theretofore complied with Section 2.6(d) shall thereafter look only to Buyer for the Merger Consideration or the Seller Option Cancellation Payments, as the case may be. If outstanding Certificates are not surrendered or Option Cancellation Agreements for Seller Options are not received or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any Party to this Agreement shall be liable to any holder of Seller Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller and the stock option records of Seller to establish the identity of those persons entitled to receive the Merger Consideration or Seller Option Cancellation Payments, which books and records shall be conclusive with respect thereto.

         (g) The Exchange Agent or Buyer shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

2.7      DISSENTING SHARES

         (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the Ohio General Corporation Law; provided, however, that if, in accordance with the Ohio General Corporation Law, any holder of Dissenting Shares shall forfeit such right to payment, such Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration without interest from Buyer. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the Ohio General Corporation Law.

         (b) Seller shall give Buyer (i) prompt notice of any written objections to the Cash-Out Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the Ohio General Corporation Law received by Seller and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the Ohio General Corporation Law. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, which consent may be withheld for any reason, settle or offer to settle any such demands.

2.8      HOLDING COMPANY AND FINANCIAL INSTITUTION MERGERS

         Immediately after the Effective Time, the Board of Directors of Buyer shall approve the Holding Company Plan of Merger, shall cause the Parties to execute the Holding Company Plan of Merger and shall cause all required documents to be properly executed and filed with the Secretary of State of Ohio to cause the Holding Company Merger to become effective. At such time after the consummation of the Holding Company Merger as Buyer in its sole discretion shall determine, Buyer shall cause its Board of Directors and the Boards of Directors of First National and Peoples Federal to approve the Financial Institution Plan of Merger and to take all necessary action to cause the Financial Institution Merger to become effective.

2.9      ADDITIONAL ACTIONS

         If, at any time after the Effective Time, Buyer shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the acquiring entity its right, title or interest in, to or under any of the rights, properties or assets acquired or to be acquired by the acquiring entity as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of this Agreement, the Holding Company Plan of Merger or the Financial Institution Plan of Merger, each acquired entity and its proper officers and directors shall be deemed to have granted to the acquiring entity an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the acquiring entity and otherwise to carry out the purposes of this Agreement, the Holding Company Plan of Merger or the Financial Institution Plan of Merger, and the proper officers and directors of the acquiring entity are fully authorized in the name of the acquired entity or otherwise to take any and all such action.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that the following statements are true and correct:

3.1      CAPITAL STRUCTURE

         (a) The authorized capital stock of Seller consists of 6,000,000 shares of Seller Common Stock and 1,000,000 shares of Seller Preferred Stock. As of the date hereof, (i) 1,491,012 shares of Seller Common Stock were issued, including 1,234,085 shares of Seller Common Stock which were issued and outstanding and 256,927 shares of Seller Common Stock which were held in the treasury of Seller,
(ii) 117,617 shares of Seller Common Stock were reserved for issuance upon exercise of Seller Options and (iii) no shares of Seller Preferred Stock were issued or outstanding. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Seller Common Stock has been issued in violation of the preemptive rights of any person. Except as Previously Disclosed, there are no Rights issued or outstanding with respect to the capital stock of Seller as of the date hereof.

         (b) The authorized capital stock of Peoples Federal consists of 10,000,000 shares of common stock. As of the date hereof, 100 shares of common stock of Peoples Federal were issued and outstanding and owned of record by Seller. All outstanding shares of common stock of Peoples Federal have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by Seller free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of any third party of any kind. There are no Rights issued or outstanding with respect to the capital stock of Peoples Federal as of the date hereof.

3.2      ORGANIZATION, STANDING AND AUTHORITY OF SELLER

         Seller has Previously Disclosed to Buyer the following with respect to Seller, all of which are true and complete and in full force and effect as of the date hereof: (a) Articles of Incorporation, (b) the Code of Regulations, and
(c), for the Disclosure Period, minutes of shareholder and director meetings (except the minutes related to the process leading to this Agreement and the transactions contemplated hereby). Seller is a unitary savings and loan holding company registered under Section 10(b) of HOLA, is subject to regulation and supervision by the OTS, is duly organized, validly existing and in good standing under the laws of the State of Ohio and has the full corporate power and authority to own and lease all of its properties and assets and to carry on its business as now conducted. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification.

3.3      SELLER SUBSIDIARIES

         (a) Seller has and, during the Disclosure Period, has had only two subsidiaries, the Seller Subsidiaries, and owns all of the issued and outstanding shares of the Seller Subsidiaries. Seller has Previously Disclosed to Buyer the following with respect to Seller Subsidiaries, all of which are true and complete and in full force and effect as of the date hereof: (i) Articles of Incorporation (or equivalent documents), (ii) Code of Regulations (or equivalent documents), and (iii), for the Disclosure Period, minutes of shareholder and director meetings (except the minutes related to the process leading to this Agreement and the transactions contemplated hereby), or other equivalent documents. Peoples Federal is a savings and loan association, duly organized, validly existing and in good standing under the laws of the United States, with full corporate power and authority to own and lease all of its properties and assets and to carry on its business, as now conducted, and Peoples Federal is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualifications. Peoples Federal is a member in good standing of the FHLB system. The deposit accounts of Peoples Federal are insured by the SAIF to the maximum extent permitted by the FDIA and Peoples Federal has paid all deposit insurance premiums and assessments required by the FDIA payable on or prior to the Closing Date. Peoples Federal is a "qualified thrift lender" as defined in Section 10(m) of HOLA, as well as all assessments under Section 9 of HOLA [12 U.S.C. 1967] and 12 CFR Part 502. The liquidation account established by Peoples Federal in connection with its conversion from mutual to stock form has been maintained since its establishment in accordance with applicable laws.

         (b) Massillon Community Service Corporation is inactive and is a wholly owned subsidiary of Peoples Federal. At least two (2) days prior to the Closing Date, Seller shall cause a Certificate of Dissolution to be filed with the Secretary of the State of Ohio, to effectuate the dissolution of Massillon Community Service Corporation.

         (c) Except for (i) capital stock of Seller Subsidiaries, (ii) securities or other interests held in a fiduciary capacity and beneficially owned by third parties or taken as consideration for debt previously contracted, or (iii) as Previously Disclosed, neither Seller nor Peoples Federal, individually or collectively, owns or has the right to acquire, in either case, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any such entity.

3.4      AUTHORIZED AND EFFECTIVE AGREEMENT

         (a) Seller has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary approvals of Governmental Entities and the approval and adoption of this Agreement by Seller's shareholders) to perform all of its obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized by the Board of Directors of Seller and approved by all necessary corporate action in respect thereof on the part of Seller, except for the adoption of this Agreement by the requisite vote of Seller's shareholders. No further consent or approval of Seller's shareholders is necessary to approve and adopt this Agreement and the completion of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and, assuming due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by appointment of a conservator by the FDIC.

         (b) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor completion of the transactions contemplated hereby, including the Cash-Out Merger, nor compliance by Seller with any of the provisions hereof does or will (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Code of Regulations of Seller or the equivalent documents of Peoples Federal, (ii) subject to the MAE Qualification, violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller pursuant to, any Material Contract to which Seller or Peoples Federal is a party, or by which any of their properties or assets may be bound or affected, or (iii) subject to receipt of all required approvals from Governmental Entities and the shareholders of Seller, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or Peoples Federal.

         (c) Except for (i) the filing of applications with and the approvals of Governmental Entities, (ii) the filing and clearance of the Proxy Statement with and by the SEC, (iii) the approval and adoption of this Agreement and the Merger by the requisite vote of the shareholders of Seller, and (iv) the filing of the Certificate of Merger with the Secretary of State of Ohio, the filing of a Certificate of Merger with the Secretary of State of Ohio with respect to the Holding Company Merger, and the filing of articles of merger with the OTS with respect to the Financial Institution Merger, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Seller or Peoples

Federal at or prior to the Closing Date in connection with (y) the execution and delivery of this Agreement and (z) the completion of the Merger.

         (d) As of the date hereof, subject to the Knowledge Qualification and except as Previously Disclosed, there are no reasons relating to Seller or Peoples Federal (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Merger as shall be necessary for the completion of the Merger and the continuation by Buyer after the Merger of the business of Seller, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which could have a Material Adverse Effect on Seller or Peoples Federal.

3.5      SECURITIES DOCUMENTS AND REGULATORY REPORTS

         (a) Except as Previously Disclosed, Seller has timely filed all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Seller and Peoples Federal have duly filed with the OTS and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. Except as Previously Disclosed, in connection with the examinations of Seller or Peoples Federal by the OTS during the five year period ending on the date hereof, neither Seller nor Peoples Federal was required to correct or change any action, procedure or proceeding that Seller believes has not been corrected or changed as required.

3.6      FINANCIAL STATEMENTS

         (a) Seller has Previously Disclosed or made available to Buyer accurate and complete copies of the Seller Financial Statements, which, in the case of year-end Seller Financial Statements, have been accompanied by (i) the audit reports of Grant Thornton LLP and (ii) any representation letters prepared by the auditors and any replies thereto. The Seller Financial Statements, as well as the Seller Financial Statements to be delivered or made available pursuant to
Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Seller as of the respective dates set forth therein, and the consolidated income, changes in shareholders' equity and cash flows of Seller for the respective periods set forth therein.

         (b) Each of the Seller Financial Statements referred to in Section 3.6(a) has been or will be, as the case may be, prepared in accordance with GAAP, except as stated therein, and except in the case of interim statements for the absence of footnotes and normal year end adjustments. The audits of Seller have been conducted in accordance with generally accepted auditing standards. The accounting books and records of Seller are being maintained in compliance with applicable legal and accounting requirements, and, subject to the MAE Qualification, such books and records accurately reflect all dealings and transactions in respect of the business, assets, liabilities and affairs of Seller and Seller Subsidiaries.

         (c) Except as Previously Disclosed, there have been no changes in accounting policies or procedures for Seller or Peoples Federal during the Disclosure Period.

         (d) Except and to the extent (i) reflected, disclosed or provided for in the audited Seller Financial Statements dated as of September 30, 2000, (ii) of liabilities incurred since the date of such Seller Financial Statements in the ordinary course of business and (iii) of liabilities incurred in connection with completion of the transactions contemplated by this Agreement, subject to the MAE Qualification, neither Seller nor any Seller Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise.

3.7      MATERIAL ADVERSE CHANGE

         Except as Previously Disclosed, since June 30, 2001 (i) Seller and Peoples Federal have conducted their respective businesses in the ordinary and usual course (excluding the entering into of this Agreement and the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen or been discovered that, alone or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Seller.

3.8      ENVIRONMENTAL MATTERS

         (a) Seller has Previously Disclosed to Buyer with respect to any real property owned by Seller or Peoples Federal at any time any (i) copies of environmental audits, studies or reports, (ii) copies of all permits, plans, compliance schedules, correspondence and records relating to Materials of Environmental Concern, and (iii) copies of correspondence or other written communication with any Governmental Entities concerning Materials of Environmental Concern. Subject to the Knowledge Qualification, Seller and Peoples Federal are in compliance with all Environmental Laws. Neither Seller nor Peoples Federal has received any written communication alleging that either of them is not in such compliance and, subject to the Knowledge Qualification, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) Subject to the Knowledge Qualification, none of the properties owned, leased or operated by Seller or Peoples Federal has been or is in violation of or liable under any Environmental Law.

         (c) Subject to the Knowledge Qualification, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim that could result in the imposition of any liability against or obligation on the part of Seller or Peoples Federal or any person or entity whose liability or obligation for any Environmental Claim Seller or Peoples Federal has or may have retained or assumed either contractually or by operation of law.

         (d) Except as Previously Disclosed, neither Seller nor Peoples Federal has conducted any environmental studies with respect to any properties (i) leased by either of them or (ii) except in the ordinary course of underwriting activities, securing loans held by it.

3.9      TAX MATTERS

         (a) Except for Forms W-2 (other than Forms W-2 for the last five taxable years of the employee recipients thereof who are officers of Seller or Peoples Federal and with whom Seller or Peoples Federal has entered into an agreement or understanding that would require the payment of any sum to such employee as a result of the completion of the transactions contemplated by this Agreement) and Forms 1099 issued by Seller or Peoples Federal, in each case issued in connection with the payment of compensation for services rendered by employees or independent contractors of Seller or Peoples Federal, Seller has Previously Disclosed or made available copies of all Tax Returns filed by Seller and/or Peoples that relate to the taxable years ended September 30, 1998, 1999 and 2000. Seller and Peoples Federal have timely filed all Tax Returns to be filed by either or both of them or obtained valid and unexpired extensions therefor and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes shown on such Tax Returns or estimates thereof in respect of the periods covered by such Tax Returns and, as of the Effective Time, will have paid, or where payment is not required to have been made will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither Seller nor Peoples Federal will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All Tax Returns filed by Seller or Peoples Federal are complete and accurate in all material respects. Neither Seller nor Peoples Federal is delinquent in the payment of any tax, assessment or governmental charge or has requested an extension of time without penalty within which to file any Tax Returns in respect of any fiscal year or portion thereof. Except as Previously Disclosed, none of the Tax Returns of Seller or Peoples Federal have been audited by applicable tax authorities and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Seller or Peoples Federal that have not been settled and paid. There are currently no agreements in effect with respect to Seller or Peoples Federal to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any such Tax Return is pending or, subject to the Knowledge Qualification, threatened.

         (c) Neither Seller nor Peoples Federal (i), except as to each other, is a party to any agreement providing for the allocation or sharing of taxes, (ii) except as Previously Disclosed, is required to include in income any adjustment pursuant to Section 481(a) of the Code or by reason of any change in accounting method (nor does Seller have any knowledge that the IRS has proposed any such adjustment or change of accounting method) and (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

         (d) Seller and Peoples Federal have withheld amounts from their respective employees, shareholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws; have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

3.10     LEGAL PROCEEDINGS

         Except as Previously Disclosed, there are, and during the Disclosure Period have been, no actions, suits, claims, governmental investigations or proceedings instituted, pending or, subject to the Knowledge Qualification, unasserted or threatened against Seller or Peoples Federal or against any asset, interest or right of Seller or Peoples Federal, or against any officer, director or employee of Seller or Peoples Federal in such capacity, including any claims under the Equal Credit Opportunity Act, the Fair Housing Act, Regulation B of the Board of Governors of the Federal Reserve, or any other federal or state law prohibiting discrimination in lending, housing or otherwise nor, subject to the Knowledge Qualification, does any basis for any such claim exist. Subject to the MAE Qualification, neither Seller nor Peoples Federal is a party to or subject to any order, judgement or decree.

3.11     COMPLIANCE WITH LAWS

         (a) Each of Seller and Peoples Federal has all material franchises, permits, licenses, certificates of authority, orders and approvals of, and has made all material filings, applications and registrations with, all Governmental Entities that, subject to the MAE Qualification, are required to permit Seller and Peoples Federal to carry on their respective businesses in all material respects as they are presently being conducted. Except as Previously Disclosed, all such material permits, licenses, certificates of authority, orders and approvals are in full force and effect and, subject to the Knowledge Qualification, will not be adversely affected by virtue of the completion of the Merger; and, subject to the Knowledge Qualification, no suspension or cancellation of any of the same is threatened.

         (b) Subject to the MAE Qualification, neither Seller nor Peoples Federal is in violation of its Articles of Incorporation, Charter, Code of Regulations or By-laws, or, any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity (including all banking (including all regulatory capital requirements), truth-in-lending, usury, fair credit reporting, consumer protection, securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity, and neither Seller nor Peoples Federal has received any written notice or communication from any Governmental Entity asserting that Seller or Peoples Federal is in violation of any of the foregoing. Except as Previously Disclosed, neither Seller nor Peoples Federal is subject to any regulatory or supervisory cease and desist order, assistance agreement, other agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to savings banks issued by Governmental Entities), and neither has received any written communication requesting that it enter into any of the foregoing.

3.12     CERTAIN INFORMATION

         The Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

3.13     EMPLOYEE BENEFIT PLANS

         (a) Seller has Previously Disclosed or made available a true and complete list of all Seller Employee Plans together with, in the case of qualified plans, (i) for the Disclosure Period, financial reports prepared with respect thereto, (ii) for the Disclosure Period, annual reports or returns filed with any Governmental Entity with respect thereto, (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto, (iv) for the Disclosure Period, any audit reports with respect to any of the foregoing, and (v) any written correspondence or other communication with any Governmental Entity relating to any Seller Employee Plan and (vi) any workpapers relating to any of the foregoing for the Disclosure Period.

         (b) Neither Seller nor Peoples Federal currently maintains or sponsors any Defined Benefit Plan. Peoples Federal terminated its Defined Benefit Plan in 1988 and such termination was filed with and approved by all necessary Governmental Entities. All such filings with the Pension Benefit Guaranty Corporation, all correspondence from the Pension Benefit Guaranty Corporation relative to such filings and the IRS determination letter relative to the termination of the Defined Benefit Plan have been Previously Disclosed.

         (c) Neither Seller nor Peoples Federal currently maintains or sponsors any Seller ESOP. Peoples Federal terminated its Seller ESOP in 2000 and such termination was filed with and approved by all necessary Governmental Entities. All such filings have been Previously Disclosed.

         (d) Neither Seller nor Peoples Federal participates in and has not incurred any liability under Section 4201 et seq. of ERISA for a complete or partial withdrawal from any multi-employer plan (as such term is defined in ERISA).

         (e) No transaction prohibited by Section 406 et seq. of ERISA (and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Seller Employee Plan that would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code.

         (f) Full payment has been made (or proper accruals have been established) of all contributions which have been made or accrued for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) for all contributions that are made or accrued for periods after the date hereof and prior to the Effective Time, under the terms of each Seller Employee Plan or ERISA.

         (g) Subject to the MAE Qualification, the Seller Employee Plans have been maintained and operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

         (h) There are no pending or, subject to the Knowledge Qualification, threatened claims (other than routine claims for benefits) administrative proceedings, governmental audits or inquiries by, on behalf of or against any of Seller Employee Plans or any trust related thereto or any fiduciary thereof.

         (i) Except as Previously Disclosed, Seller has not made any payments, or been a party to any agreement or any Seller Employee Plan, that under any circumstances could obligate it or its successor to make payments or deemed payments that (i) are not or will not be deductible because of Sections 162(m) or 280G of the Code or (ii) require Buyer or First National to record any charge or expense therefor (or any tax gross-up payments) for financial reporting purposes on a post-acquisition basis.

         (j) Seller or Peoples Federal has Previously Disclosed the accounts, if any, holding the amounts credited to accounts of participants in the Seller Deferred Compensation Plan and any report or calculation from whatever source as to the amount of contribution to be made to the Seller Deferred Compensation Plan in order to be certain that the benefits thereunder will be fully funded and all expenses will be paid when the payments required under Section 5.11(f) hereof are made.

3.14     MATERIAL CONTRACTS

         Seller has Previously Disclosed to Buyer copies of all Material Contracts, except for any Material Contracts relating to loans made by Peoples Federal in the ordinary course of business consistent with past practice, copies of such loan files have been made previously available to Buyer. Subject to the MAE Qualification, neither Seller nor Peoples Federal is in default or in non-compliance under any Material Contract and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.15     BROKERS AND FINDERS

         Except for the Previously Disclosed agreement with Seller Advisor, neither Seller nor any of its directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.16     INSURANCE

         Seller and Peoples Federal are insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. Except as Previously Disclosed, neither Seller nor Peoples Federal has, during the past five years, had an insurance policy canceled or non-renewed or been denied any insurance coverage for which it has applied.

3.17     PROPERTIES

         Seller has Previously Disclosed a listing of any real property owned or leased by Seller or Peoples Federal at any time during the Disclosure Period. Seller has Previously Disclosed copies of any leases of real or tangible personal property used by Seller or Peoples Federal in the conduct of their respective businesses. All real and material tangible personal property owned by Seller or Peoples Federal or presently used in their respective businesses is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Seller and Peoples Federal in the ordinary course of business consistent with past practices. Except as Previously Disclosed, each of Seller and Peoples Federal has good and, with respect to such real property, marketable title, free and clear of all liens, encumbrances, charges, defaults or equities (other than equitable rights of redemption under applicable foreclosure laws) to all of their respective properties and assets, real and personal, tangible and intangible. Except as Previously Disclosed, all real and personal property that is leased or licensed by Seller or Peoples Federal is held by it pursuant to leases or licenses that are valid and enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as Previously Disclosed, such leases and licenses will not terminate or lapse prior to the Effective Time or thereafter by reason of completion of the Merger. Subject to the MAE Qualification, all improved real property owned and, subject to the Knowledge Qualification, leased by Seller or Peoples Federal is in compliance with all applicable zoning laws. On or prior to the Effective Time, Seller shall use its reasonable best efforts to provide landlord estoppel letters with respect to any real property leased by Seller or Peoples Federal stating that no defaults have occurred under any such leases and all of such leases are in full force and effect.

3.18     LABOR

         No work stoppage involving Peoples Federal is pending or, subject to the Knowledge Qualification, threatened. As of the date hereof, Peoples Federal is not involved in or, subject to the Knowledge Qualification, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving any employees of Peoples Federal. There are no employees of Peoples Federal who are members of a collective bargaining unit.

3.19     ALLOWANCE FOR LOAN LOSSES

         The allowance for loan losses of Peoples Federal reflected on Seller's balance sheet included in the Seller Financial Statements is, and will be in the case of subsequently delivered Seller Financial Statements, in the reasonable opinion of Seller's management, adequate as of their respective dates under the requirements of GAAP and the requirements of any Governmental Entity. The aggregate principal amount of loans and accrued interest thereon contained (or that will be contained) in the loan portfolio of Peoples Federal in excess of such reserve, as reflected in the Seller Financial Statements, was (and will be), in the reasonable opinion of management of Seller, as of the respective dates of the Seller Financial Statements, fully collectible. Since the date of the most recent Seller Financial Statement, Peoples Federal has not incurred any extraordinary loan losses and the reserve for possible losses on loans remains reasonably adequate in light of Peoples Federal's historical loan loss experience.

3.20     MATERIAL INTERESTS OF CERTAIN PERSONS

         (a) Except as Previously Disclosed, no officer, director or employee of Seller or Peoples Federal or any Associate of any such person has any interest in any Material Contract or any property (real or personal, tangible or intangible), used in, or pertaining to, the business of Seller or Peoples Federal.

         (b) Seller has Previously Disclosed a list of all loans to insiders by it or Peoples Federal, including directors, executive officers and principal shareholders, as those terms are defined in Regulation O of the Board of Governors of the Federal Reserve System [12 CFR Part 215] identifying each borrower, his/her/its relationship to Seller or Peoples Federal, the amount outstanding on his/her/its loan at September 30, 2000, June 30, 2001 and the most recent practicable date.

3.21     FAIRNESS OPINION

         Seller has received an opinion from Seller Advisor to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the shareholders of Seller.

3.22     DISCLOSURES

         None of the representations and warranties of Seller or any of the written information or documents furnished or to be furnished by Seller to Buyer in connection with or pursuant to this Agreement or the completion of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

3.23     INDEMNIFICATION

         Except as Previously Disclosed, no action or failure to take action by any present or former director, advisory director, officer, employee or agent of Seller or Peoples Federal has occurred which would as of the date hereof give rise to a claim or a potential claim by any such person for indemnification from Seller or Peoples Federal.

3.24     LOAN PORTFOLIO

         Except as Previously Disclosed, each loan reflected as an asset on the Seller Financial Statements as of September 30, 2000, and each loan originated or acquired by Peoples Financial thereafter is (or will be) evidenced by appropriate and sufficient documentation and constitutes (or will constitute), the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as Previously Disclosed, all such loans are, and the loans held at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge. Except as Previously Disclosed, there is no loan or other asset of Peoples Federal that as of the date hereof has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss."

3.25     INVESTMENT PORTFOLIO

         Except as Previously Disclosed and except for pledges to secure public and trust deposits, none of the investments reflected in the Seller Financial Statements as of June 30, 2001 and none of the investments since made by Seller or Peoples Federal is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Seller or Peoples Federal to freely dispose of such investment at any time, other than those restrictions imposed on securities held to maturity under GAAP.

3.26     CORPORATE RECORDS

         The corporate record books and stock ledgers of Seller and Peoples Federal are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the respective organizers, incorporators, shareholders, Board of Directors and committees of the Board of Directors of Seller and Peoples Federal (except for the minutes related to the process leading to this Agreement and the transactions contemplated hereunder), and all transactions in their capital stock, since inception.

3.27     INTEREST RATE RISK MANAGEMENT INSTRUMENTS

         Seller does not have any interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements or agreements.

3.28     INTERIM EVENTS

         Except as Previously Disclosed, since June 30, 2001, neither Seller nor Peoples Federal has (a) paid or declared any dividend or made any other distribution to shareholders or (b) except for the actions described in Section 5.6(a)(xix) and the last sentence of Section 5.6(a)(xvii), taken any action which if taken after the date hereof would require the prior written consent of Buyer pursuant to Section 5.6 hereof.

3.29     WAIVER

         Neither Seller nor Peoples Federal has waived any material right under any Material Contract.

3.30     CONVERSION-RELATED RESTRICTIONS HAVE LAPSED

         All restrictions on acquisition of Seller or Seller Common Stock, whether under Article SEVENTH of Seller's Articles of Incorporation or otherwise, have expired by their terms and are no longer of any force or effect.

3.31     CRA PUBLIC COMMENT FILE

         Seller has Previously Disclosed copies of all written comments received from the public and all written responses to such comments by Peoples Federal required to be maintained by Peoples Federal under OTS Rule 563e.43 [12 CFR 563e.43].

3.32     AFFILIATE TRANSACTIONS

         Except as Previously Disclosed or as disclosed by Seller under an appropriate caption in its definitive proxy statements filed with the SEC before the date hereof, since September 30, 1998 there have been no transactions between Seller or Peoples Federal, on one hand, and any affiliates of Seller or Peoples Federal, on the other hand, of the kind described in or subject to Rules
563.41 [12 CFR 563.41] or 563.42 [12 CFR 563.42] of the OTS, Federal Reserve Act sec. 23A [12 U.S.C. 371c] or sec. 23B [12 U.S.C. 371c-1], or HOLA sec. 11(a)(1)
[12 U.S.C. 1468(a)(1)], and there currently are no such transactions pending or proposed. For purposes of this Section 3.32, the term "affiliate" shall be deemed to include directors and executive officers of Seller or Peoples Federal and any corporations, partnerships, trusts or other entities or organizations owned or controlled by directors or executive officers of Seller or Peoples Federal, regardless of whether those persons would be considered affiliates as defined in Rules 563.41 or 563.42, Federal Reserve Act sec. 23A or sec. 23B, or HOLA sec. 11(a)(1).

3.33     BENEFICIAL OWNER

         Except as Previously Disclosed, neither Seller nor any of its Affiliates or Associates are "beneficial owners," as the term "beneficial owners" is defined in Section 1704.01(C)(4) of the Ohio Revised Code, of any of the outstanding shares of Buyer.

3.34     SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Except as Previously Disclosed and subject to the Knowledge Qualification, neither Seller nor Peoples Federal has received any notice of any stay of action, execution or attachment or any vacation of any judgement Peoples Federal has obtained or any motion for such a stay or vacation or any demand or request for a reduction of an interest rate from any individual entitled to relief under the Soldiers' and Sailors' Civil Relief Act [ 50 U.S.C. sec. 501, et seq.].


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that the following are true and correct:

4.1      ORGANIZATION, STANDING AND AUTHORITY OF BUYER

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Buyer is a bank holding company, registered under the Bank Holding Company Act Section 5 [12 U.S.C. 1844]. Buyer's wholly-owned subsidiary, First National, is duly organized, validly existing and in good standing under the National Bank Act. First National is a member in good standing of the FHLB and the Federal Reserve System.

4.2      AUTHORIZED AND EFFECTIVE AGREEMENT

         (a) Buyer has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary approvals of Government Entities) to perform all of its obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer and approved by all necessary corporate action in respect thereof on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) Neither the execution and delivery of this Agreement, nor completion of the transactions contemplated hereby, including the Merger, nor compliance by Buyer with any of the provisions hereof does or will (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Code of Regulations of Buyer, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Buyer pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which Buyer is a party, or by which any of its properties or assets may be bound or affected, or (iii) subject to receipt of all required approvals from Governmental Entities, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer.

         (c) Except for the filings and approvals set forth in Section 3.4(c)(i) and (iv) hereof, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Buyer or First National in connection with (y) the execution and delivery of this Agreement by Buyer or (z) the completion of the Merger.

         (d) As of the date hereof, Buyer is not aware of any reasons relating to Buyer or First National (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Merger as shall be necessary for completion of the Merger, free of any conditions or requirements which would have a Material Adverse Effect on Seller.

4.3      SECURITIES DOCUMENTS AND REGULATORY REPORTS

         (a) Buyer has timely filed all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Each of Buyer and First National has duly filed with the OCC and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of First National by the OCC, First National was not required to correct or change any action, procedure or proceeding which Buyer believes has not been corrected or changed as required.

4.4      FINANCIAL STATEMENTS

         (a) Buyer has Previously Disclosed or made available to Seller accurate and complete copies of the Buyer Financial Statements, which, in the case of year-end Buyer Financial Statements, are accompanied by the audit reports of Crowe, Chizek and Company, L.L.P., independent certified public accountants, with respect to Buyer. The Buyer Financial Statements fairly present and will fairly present, as the case may be, the consolidated financial condition of Buyer as of the respective dates set forth therein, and the consolidated income, changes in shareholders' equity and cash flows of Buyer for the respective periods or as of the respective dates set forth therein.

         (b) Each of the Buyer Financial Statements referred to in Section 4.4(a) has been or will be, as the case may be, prepared in accordance with GAAP, except as stated therein, and except in the case of interim statements for the absence of footnotes and normal year end adjustments. The audits of Buyer have been conducted in accordance with generally accepted auditing standards. The accounting books and records of Buyer and First National are being maintained in compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Buyer and First National.

4.5      MATERIAL ADVERSE CHANGE

         Since June 30, 2001 to the date hereof, (i) Buyer has conducted its business in the ordinary and usual course (excluding the entering into of this Agreement, the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen or been discovered that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer.

4.6      LEGAL PROCEEDINGS

         Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, subject to the Knowledge Qualification, unasserted or threatened against Buyer or First National or against any asset, interest or right of Buyer, or against any officer, director or employee of Buyer or First National, in such capacity, which seeks material monetary relief, specific performance, injunctive relief or other equitable relief. Subject to the MAE Qualification, neither Buyer nor First National is a party to or subject to any order, judgment or decree.

4.7      CERTAIN INFORMATION

         None of the information relating to Buyer or First National supplied or to be supplied by Buyer for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

4.8      DISCLOSURES

         None of the representations and warranties of Buyer or any of the written information or documents furnished or to be furnished by Buyer to Seller in connection with or pursuant to this Agreement or the completion of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

4.9      FINANCIAL RESOURCES

         Buyer has the financial wherewithal and has, or will have prior to the Effective Time, sufficient cash funds to pay the aggregate Merger Consideration and perform its obligations under this Agreement. Buyer is in compliance with all applicable capital, debt and financial and non-financial regulations of state and federal banking agencies having jurisdiction over it.

4.10     BENEFICIAL OWNER

         Except as Previously Disclosed, neither Buyer nor any of its Affiliates or Associates are "beneficial owners," as the term "beneficial owners" is defined in Section 1704.01(C)(4) of the Ohio Revised Code, of any of the outstanding shares of Seller.


                                    ARTICLE V

                                    COVENANTS

5.1      REASONABLE BEST EFFORTS

         Subject to the terms and conditions of this Agreement, each of Seller and Buyer (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable completion of the Cash-Out Merger, as promptly as reasonably practicable, and (ii) shall cooperate fully with each other to that end.

5.2      SHAREHOLDER MEETING

         Seller shall take all action necessary to properly call, convene and conduct a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon the adoption of this Agreement. Seller shall seek an updated fairness opinion from Seller Advisor as of a date reasonably proximate to the date of dissemination of the Proxy Statement. At the time of the dissemination of the Proxy Statement, the Board of Directors of Seller shall recommend that the shareholders of Seller approve this Agreement and the transactions contemplated hereby; provided, however, that the Board of Directors of Seller may elect not to make such recommendation or may elect to withdraw, modify or change any such recommendation if the Seller's Board of Directors, after having consulted with and considered the advice of counsel, reasonably determines that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3      REGULATORY MATTERS

         (a) The Parties shall promptly cooperate with each other in the preparation and filing by Seller of the Proxy Statement with the SEC and after the SEC has cleared the Proxy Statement, Seller shall promptly mail the Proxy Statement to its shareholders.

         (b) The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file as promptly as is reasonably practicable, all necessary documentation, to effect all applications (including applications of Buyer and First National), notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement including the OCC and the Federal Reserve Bank of Cleveland. Buyer and Seller shall have the right to review in advance, and, to the extent practicable, each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made by the other Party or written materials submitted by the other Party to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to the completion of the transactions contemplated herein. The Parties agree that they will use their reasonable best efforts to cause the Closing Date to occur by January 31, 2002.

         (c) Buyer and Seller shall, upon request, furnish each other with all information concerning themselves, their respective present and former directors and officers, the shareholders of Seller and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer, First National, Seller or Peoples Federal to any Governmental Entity in connection with the transactions contemplated hereby.

         (d) Buyer and Seller shall promptly furnish each other with copies of written communications received from, or delivered to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4      INVESTIGATION AND CONFIDENTIALITY

         (a) Seller shall permit Buyer and its representatives reasonable access to Seller's properties and personnel, and shall disclose and make available to Buyer, upon Buyer's reasonable request, all books, papers and records relating to Seller's or Peoples Federal's assets, stock ownership, properties, operations, obligations and liabilities, including all books of account (including the general ledger), tax records, minute books of meetings of shareholders and Boards of Directors (and any committees thereof) and shareholders, except the minutes related to the process leading to this Agreement and the consummation of the transactions contemplated herein, organizational documents, code of regulations, Material Contracts, filings with any

Governmental Entity, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which Buyer may have a reasonable interest; provided, however, that such access and any such reasonable request shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with Seller's normal operations. Seller shall make the directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) of Seller and Peoples Federal available to confer with Buyer and its representatives; provided, however, that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with Seller's or Peoples Federal's normal operations. Representatives of Buyer shall be given notice of any meetings of the Boards of Directors of Seller or Peoples Federal and, within thirty days following such meeting, Seller shall provide Buyer with copies of the minutes of any such meetings, except the minutes related to the process leading to this Agreement and the consummation of the transactions contemplated herein.

         (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the Party furnishing the information until completion of the transactions contemplated hereby and, if such transactions shall not occur, the Party receiving the information shall either destroy or return to the Party which furnished such information (at its instructions) all documents or other materials containing, reflecting or referring to such information, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall not apply to (i) any information that
(x) the Party receiving the information can establish was already in its possession prior to the disclosure thereof by the Party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the Party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of or subpoena issued by a court of competent jurisdiction; provided, however, that the Party which is the subject of any such legal requirement or order shall use its best efforts to give the other Party at least ten business days' prior written notice thereof.

         (c) Buyer shall use any such information that is not publicly available solely for purposes of the Merger. Unless the Merger is consummated, neither Buyer, nor its directors, officers, employees, agents and representatives shall knowingly solicit (i) the employees of Peoples Federal for employment, or (ii) the loan or deposit customers of Peoples Federal as identified in any materials or information provided to Buyer in confidence pursuant to this Agreement; provided, however, that general advertisements or general public solicitations for loans or depositors that are not targeted or directed specifically to customers of Peoples Federal, inquiries initiated by Peoples Federal's customers themselves, and solicitation of Buyer's own customers existing as of the date hereof who also may be customers of Peoples Federal shall not be considered a violation of this provision.

5.5      PRESS RELEASES

         Buyer and Seller shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall prohibit either Party, following notification to the other Party, from making any disclosure that such Party reasonably believes is required by law or regulation.

5.6      BUSINESS OF THE PARTIES

         (a) During the period from the date hereof and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, Seller and Peoples Federal shall carry on their business only in the ordinary course consistent with past practice. During such period, Seller also will use all reasonable efforts to (x) preserve the business organizations of Seller and Peoples Federal intact, (y) keep available to itself and Buyer the present services of the employees of Seller and Peoples Federal and (z) preserve for itself and Buyer the goodwill of the customers of Peoples Federal and others with whom a business relationship with Peoples Federal exists. Without limiting the generality of the foregoing, except as Previously Disclosed or with the prior written consent of Buyer or as expressly contemplated hereby, between the date hereof and the Effective Time, Seller shall not, with respect to Seller or Peoples Federal, and shall cause Peoples Federal not to:

                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Seller Common Stock, except for regular quarterly cash dividends payable by Seller consistent with past practice at a rate not in excess of $.06 per share of Seller Common Stock; provided, however, that nothing herein shall be deemed to affect the ability of a Seller Subsidiary to pay dividends to Seller;

                  (ii) issue any shares of its capital stock, other than upon the exercise of Seller Options referred to in Section 3.1 hereof; issue, grant, modify or authorize any Rights; purchase any shares of Seller Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                  (iii) amend its Articles of Incorporation, Charter, Code of Regulations, By-laws or similar organizational documents, unless such amendment shall be necessary to complete the Merger; or waive or release any material right or cancel or compromise any material debt or claim;

                  (iv) increase the rate of compensation of any of the directors, officers or employees of Seller or Peoples Federal, or pay or agree to pay any bonus or severance to, or provide any other new benefit or incentive to, any of the directors, officers or employees of Seller or Peoples Federal, except (w) as may have been previously accrued as reflected in the Seller Financial Statements as of June 30, 2001, (x) as may be required pursuant to Previously Disclosed commitments existing on the date hereof, (y) for

         Previously Disclosed regular scheduled salary increases or bonuses, or
         (z) as may be required by law;

                  (v) enter into or, except as may be required by law, modify any Seller Employee Plan or other benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees;

                  (vi) with respect to any of the following loans the application for which is first received by Seller or Peoples Federal after the date hereof, approve or close (w) any brokered loan, (x) any loan in excess of $275,000 for a loan secured by a first trust or mortgage, (y) any loan in excess of $100,000 for a loan secured by a second trust or mortgage, or (z) any loan in excess of $15,000 that is not secured by a first or second trust or mortgage on a one to four family residential property;

                  (vii) except as otherwise expressly permitted hereunder, enter into (v) any agreement for the purchase, sale, transfer, mortgage, encumbrance or other disposition of any properties or assets outside the ordinary course of business, (w) any other transaction, agreement, arrangement or commitment not made in the ordinary course of business,
         (x), any agreement, indenture or other instrument relating to the borrowing of money by Seller or Peoples Federal or guarantee by Seller or Peoples Federal of any such obligation, except, in the case of Peoples Federal, for deposits, FHLB advances not to exceed six months to maturity, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) except as otherwise permitted pursuant to
         Section 5.6(a)(xxi) hereof, any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment; or (z) any contract, agreement or understanding with a collective bargaining unit;

                  (viii) change its method of accounting in effect for the year ended September 30, 2000, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

                  (ix) enter into or renew any lease of real or personal property or any service contract; or fail to give any required notice to prevent a lease or service contract from being renewed; or make any capital expenditures in excess of $10,000 individually or $30,000 in the aggregate, other than pursuant to binding commitments Previously Disclosed and existing on the date hereof and expenditures necessary to maintain existing assets in good repair;

                  (x) file any applications or make any contract with respect to branching or site location or relocation;

                  (xi) sell any common or preferred stock in the Federal Home Loan Mortgage Corporation;

                  (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xiii) except as necessitated in the reasonable opinion of the management of Peoples Federal due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of Peoples Federal lending or investment policies, except to the extent required by law or an applicable regulatory authority;

                  (xiv) enter into any futures contract, option contract, interest rate cap, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xv) take any action that would cause any of the representations and warranties of Seller contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.3 hereof not to be satisfied;

                  (xvi) take any action that would materially impede or delay the completion of the transactions contemplated by this Agreement or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement;

                  (xvii) materially increase or decrease the rate of interest paid on time deposits or on certificates of deposit or the interest rate charged on loans to customers, except (A) in a manner and pursuant to policies consistent with past practices or (B) to decrease rates on jumbo certificates of deposit; or change the interest rate paid on passbook or statement savings accounts. Seller shall on a weekly basis provide to Buyer a written schedule of Peoples Federal's interest rates and terms of deposit accounts and loans;

                  (xviii) prepay any debt, including FHLB advances at a premium or with a prepayment penalty or fee;

                  (xix) originate any fixed rate one to four family mortgage loan that is not underwritten and documented to permit saleability to GSE secondary market investors;

                  (xx) create or fill any new employment position;

                  (xxi) replace any current non-officer employee and provide the replacement employee with wages or salary that in an aggregate amount are greater than 110% of those that were provided to the employee that such employee is replacing; or,

                  (xxii)   agree to do any of the foregoing.

         (b) Seller shall promptly notify Buyer in writing of the occurrence of any matter or event known to and directly involving Seller or Peoples Federal, other than any changes in conditions that affect the banking or savings institution industry generally, that would have, either individually or in the aggregate, a Material Adverse Effect on Seller or Peoples Federal.

         (c) Except with the prior written consent of Seller or as expressly contemplated hereby, between the date hereof and the Effective Time, Buyer shall not:

                  (i) take any action that would cause any of the representations and warranties of Buyer contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.2 hereof not to be satisfied;

                  (ii) take any action that would materially impede or delay the completion of the transactions contemplated by this Agreement or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement; or

                  (iii) agree to do any of the foregoing.

5.7      CERTAIN ACTIONS

         Until the earlier of (a) a proper termination of this Agreement by Buyer or Seller pursuant to Section 7.1 or (b) the Effective Time, neither Seller nor any of its directors, officers, employees, agents and/or representatives shall solicit or encourage inquiries, offers or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any Alternative Proposal with any person other than Buyer; provided, however, nothing in this Section 5.7 shall prohibit Seller from furnishing information to, or entering into discussions, negotiations or an agreement with, any person which makes an unsolicited Alternative Proposal if and to the extent that (y) the Board of Directors of Seller, after consultation with and based upon the advice of counsel, reasonably determines that such action is required to fulfill its fiduciary duties to the shareholders of Seller under applicable law and (z) before furnishing such information to, or entering into discussions, negotiations or an agreement with, such person or entity, Seller provides immediate written notice to Buyer of such intended action. Seller shall instruct its directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.7. In no event may Seller provide any information to a third party that it has not provided to Buyer.

5.8      CURRENT INFORMATION

         Until the Effective Time, Seller shall, upon the request of Buyer, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Buyer regarding Seller's or Peoples Federal's financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than two business days after filing, Seller will deliver or make available to Buyer all reports filed by it under the Securities Laws and all reports filed by Peoples Federal under the Thrift Regulations subsequent to the date hereof including all financial reports filed with the OTS. Seller will also deliver or make available to Buyer as soon as practicable all quarterly and annual Seller Financial Statements prepared with respect to periods ending subsequent to June 30, 2001. As soon as practicable after the end of each month, Seller will deliver to Buyer
(a) the monthly deposit and loan trial balances of Peoples Federal, (b) the monthly analysis of Peoples Federal's investment portfolio prepared by Peoples Federal and (c) any monthly balance sheet and/or income statements of Seller or Peoples Federal.

5.9      INDEMNIFICATION; INSURANCE

         (a) From and after the Effective Time, Buyer agrees to indemnify and hold harmless the past and present directors and officers of Seller and Peoples Federal (the "Indemnified Parties") for all acts or omissions occurring at or prior to the Effective Time to the same extent such persons have the right to be indemnified and held harmless by Seller under the Articles of Incorporation or Code of Regulations of Seller as in effect at the date of this Agreement, and such right shall continue in full force and effect until the expiration of any applicable statute of limitations. Without limiting the foregoing, all limitations of liability existing in favor of the Indemnified Parties as of the date hereof, to the maximum extent permitted by Ohio law, arising out of matters existing or occurring at or prior to the Effective Time, shall survive the Merger and shall continue in full force and effect. At Buyer's option, Buyer shall either (i) purchase single premium tail coverage under Seller's directors and officers insurance coverage as in effect as of the dated hereof or (ii) provide director and officer insurance coverage for the Indemnified Parties that is similar to that currently provided by Seller, providing in either event coverage for a period of three years after the Closing Date; provided, however, that in either event the cost of such coverage does not exceed 125% of Seller's current cost for such coverage.

         (b) In the event that Buyer or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or resulting corporation of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case such successor or assign shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

5.10     ENVIRONMENTAL REPORTS

         Buyer has caused a Phase I and Phase II environmental site assessment to be performed on certain real property owned by Seller and/or Peoples Federal. Seller shall promptly pay when due all costs of environmental consultants, including lab costs, associated with such investigations and related reports.

5.11     EMPLOYEES AND EMPLOYEE BENEFIT PLANS

         (a) It is Buyer's desire that following the Closing Date until the effective time of the Financial Institution Merger, the employees of Peoples Federal as of the date hereof will continue to serve in similar capacities with Peoples Federal and, after the Financial Institution Merger, as employees of First National.

         (b) Seller has Previously Disclosed to Buyer a list showing the names of all officers and employees of Seller and Peoples Federal, whether serving part-time or full-time and each person's date of hire, title, years of service, and current compensation. Within two weeks after execution of this Agreement, Seller shall give Buyer the opportunity to interview all officers of Peoples Federal, which interviews shall be conducted at a time and in a manner that do not interfere with the ongoing business of Seller and Peoples Federal. Buyer shall offer to retain after the Merger each non-officer employee reflected on such list and each non-officer employee hired by Peoples Federal after the date hereof to replace any non-officer employee shown on such list; provided, however, that such replacement employees shall be retained on terms and conditions no more favorable for such replacement employees as are reflected on such list as to the non-officer employee such replacement employee replaced. Except for the severance obligations owed to non-officer employees by Peoples Federal pursuant to Section 5.11(c) hereof, after the Effective Time, Buyer and First National shall treat such employees of Seller and Peoples Federal that Buyer is obligated to retain hereunder in the same manner as First National treats its current employees. Nothing in this Agreement shall be construed as an employment contract enforceable by any person against Seller, Peoples Federal, Buyer, or First National. For officers of Peoples Federal whom Buyer desires to employ but with whom terms of employment cannot be reached, Seller and Peoples Federal shall make good faith efforts to encourage any such officers to accept interim employment with Peoples Federal and, after the Financial Institution Merger, with First National until the post-merger operational transition is complete. Buyer shall assume the obligations of Peoples Federal under the severance or employment agreements entered into with any officer of Peoples Federal prior to the date of this Agreement.

         (c) All non-officer employees of Peoples Federal who are actively employed at the Effective Time shall, upon satisfactory review of employment files and subject to First National employee standards of performance, be offered continued employment with First National at the Effective Time and, with respect to employees who accept such employment and are not currently covered by a written employment or severance agreement with Peoples Federal, shall be employed as at-will employees at the same base compensation that such employees are receiving from Peoples Federal. Buyer shall have no obligation to offer employment to any employee of Seller or Peoples Federal who was hired after the date hereof unless such employee was hired to Section 5.6 hereof. Each Peoples Federal non-officer employee immediately before the Effective Time who First National does not employ after the Effective Time or whose employment is terminated by First National without Cause within one year after the Effective Time shall receive an employment severance payment. Such payment shall be equal to the product of one week of the employee's then current average weekly base salary or wages earned during the twelve month period ending at the Effective Time multiplied by the number of total complete years of service by that employee as a Peoples Federal employee; provided, however, that the minimum severance payment shall equal one week's salary or wages (as so computed) and the maximum severance payment shall equal twenty-six weeks' salary or wages (as so computed).

         (d) Full-time employees of Seller and Peoples Federal who remain employed after the Effective Time will be eligible to participate in all welfare and benefit plans that are generally available to full-time employees of First National on a uniform and non-discriminatory basis on the earliest date permitted by each such plan with credit for years of service with Seller and Peoples Federal for the purpose of eligibility and vesting. Buyer shall use its best efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under any Seller Employee Plan) and eligibility waiting periods under its group health plans to be waived with respect to such participants and their eligible dependents.

         (e) In the sole discretion of Buyer, payments made by it in full and complete satisfaction of obligations of Seller and/or Peoples Federal under any Seller Employee Plan or under any employment or severance agreement by and between Seller or Peoples Federal and their respective officers shall be subject to the recipient's delivery to Buyer of (i) a written acknowledgment signed by such recipient that the payment or payments and benefits to be made to him or her is in full and complete satisfaction of all liabilities and obligations thereunder of Seller, Buyer, and each of their respective affiliates, directors, officers, employees and agents, and (ii) a release by such recipient of all such parties from further liability in connection with the particular Seller Employee Plan or agreement, as applicable. The foregoing shall not create any obligation on the part of Seller prior to the Effective Time, other than to use its best reasonable efforts to cooperate with Buyer in obtaining the foregoing acknowledgements and releases.

         (f) Seller and Peoples Federal shall take all steps necessary to terminate Seller's 401(k) Plan at the Effective Time. Prior to the Effective Time, Seller and Peoples Federal shall make contributions to the Seller 401(k) Plan as required by the Seller 401(k) Plan and in accordance with the schedule established by Seller's Board of Directors, as Previously Disclosed; provided, however, that all such contributions shall be deductible by Seller and Peoples Federal under Section 404 of the Code and the allocations of such contributions shall otherwise be in compliance with Section 415 of the Code. All amounts accrued for contributions to the Seller 401(k) Plan shall be contributed to the Seller 401(k) Plan by Seller or Peoples Federal at the Effective Time for allocation in accordance with the terms of the Seller 401(k) Plan and past practice.

         (g) Pursuant to the Seller Deferred Compensation Plan, all amounts credited to participants' accounts will be distributed in a lump sum as soon as practicable after the date of this Agreement. Prior to the Effective Time, Seller and Peoples Federal shall make contributions to the Seller Deferred Compensation Plan as required by the Seller Deferred Compensation Plan in order to ensure that the benefits are fully funded and all expenses of the Seller Deferred Compensation Plan are paid. Seller and Peoples Federal shall terminate the Seller Deferred Compensation Plan in accordance with its terms on or prior to the Effective Time.

5.12     LITIGATION MATTERS

         Seller will consult with Buyer about any proposed settlement, or any disposition of, any litigation affecting Seller or Peoples Federal.

5.13     ORGANIZATION OF MERGER SUB

         Buyer shall cause Merger Sub to be formed under the Ohio General Corporate Law as a wholly owned, first-tier subsidiary of Buyer on or prior to the Effective Time. Buyer shall cause all necessary corporate action to be taken by Merger Sub to adopt the plan of merger contained in Article II of this Agreement with respect to the Cash-Out Merger including, if necessary or appropriate, having Merger Sub become a signatory to this Agreement for the purpose of becoming a party to such plan of merger. Pending consummation of the Cash-Out Merger, Buyer shall not permit Merger Sub to engage in any business activity.

5.14     CONFORMING ENTRIES

         (a) Subject to applicable laws, Seller shall (i) establish and take such reserves and accruals at such time as Buyer shall reasonably request to conform Peoples Federal's loan, accrual and reserve policies to First National's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Cash-Out Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Buyer, but in no event prior to two business days before the Closing Date; provided, however, that on the date such reserves, accruals and charges are to be taken, Buyer shall certify to Seller that all conditions to Buyer's obligation to consummate the Merger set forth in Sections
6.1 and 6.3 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to Buyer's obligation to consummate the Merger) have been satisfied or waived; and provided, further, that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

         (b) No reserves, accruals or charges taken in accordance with this
Section 5.14 may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein or a basis to assert that Seller has suffered a Material Adverse Effect.

5.15     INTEGRATION OF POLICIES

         During the period from the date hereof to the Effective Time, Seller shall cause Peoples Federal and its directors, officers and employees to, and shall make all reasonable efforts to cause Peoples Federal data processing service providers to, cooperate and assist Buyer in connection with an electronic and systematic conversion of all applicable data regarding Peoples Federal to First National's system of electronic data processing; provided, however, that no such conversion shall occur until the Effective Time. In furtherance of the foregoing, Seller shall make reasonable arrangements during normal business hours to permit representatives of First

National to train Peoples Federal employees in First National's system of electronic data processing.

5.16     DISCLOSURE SUPPLEMENTS

         From time to time prior to the Effective Time, each Party shall promptly supplement or amend any materials Previously Disclosed and delivered or made available to the other Party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date hereof, would have been required to be set forth or described in materials Previously Disclosed to the other Party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; provided, however, that no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the Parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.17     DISCLOSURE OF CHANGE IN CONDITIONS

         In the event that either Party (the "Knowing Party") has knowledge of the occurrence, or impending or threatened occurrence, of any event or circumstance which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, or has knowledge of the occurrence, or impending or threatened occurrence, of any event or circumstance that would prevent the satisfaction of any of the conditions to the other Party's obligations under this Agreement, the Knowing Party shall give prompt written notice thereof to the other Party.


5.18     DISCLOSURE OF MERGER RELATED EXPENSES.

         Upon request, Seller shall provide Buyer with an accounting of all merger related expenses incurred by Seller or Peoples Federal through the Closing Date, including a good faith estimate of such expenses that have been incurred but for which invoices have not been received as of the Closing Date.

5.19     LIQUIDATION ACCOUNT.

         The liquidation account of Peoples Federal shall be assumed by the Buyer at the effective time of the Financial Institution Merger in accordance with 12 C.F.R. Section 563b.3(f).

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

6.1      CONDITIONS PRECEDENT - BUYER AND SELLER

         The respective obligations of Buyer and Seller to effect the transactions contemplated hereby shall be subject to the satisfaction or waiver by Seller and Buyer of the following conditions at or prior to the Effective
Time:

         (a) All corporate action necessary to authorize the completion of the Cash-Out Merger shall have been duly and validly taken, including the approval and adoption of this Agreement by the requisite vote of the shareholders of Seller;

         (b) All approvals and consents from any Governmental Entity, the approval or consent of which is required for the completion of the Merger, shall have been received and all statutory waiting periods in respect thereof shall have expired; and Buyer and Seller shall have procured all other approvals, consents and waivers of other third parties; provided, however, that no required approval or consent of any Governmental Entity shall be deemed to have been received if it shall include any non-standard condition or requirement that, in the aggregate, in Buyer's sole determination, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to Buyer that had such condition or requirement been known, Buyer, in its reasonable judgment, would not have entered into this Agreement;

         (c) None of Buyer, First National, Seller or Peoples Federal shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits, restricts or makes illegal completion of the Merger;

         (d) No proceeding initiated by any Government Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Merger shall be pending or, subject to the Knowledge Qualification, threatened; and

         (e) Seller shall have received the written opinion of Seller Advisor, dated as of a date reasonably proximate to the date of the Proxy Statement relating to the meeting of the shareholders of Seller to be held pursuant to
Section 5.2 hereof, to the effect that the Merger Consideration is fair to the shareholders of Seller from a financial point of view as of such date.

6.2      CONDITIONS PRECEDENT - SELLER

         The obligations of Seller to effect the transactions contemplated hereby shall be subject to the satisfaction or waiver by Seller of the following conditions at or prior to the Effective Time:

         (a) Subject to the MAE Qualification with respect to Buyer, the representations and warranties of Buyer set forth in Article IV hereof shall be true and correct in all respects as of the date of this Agreement and such representations and warranties shall be true and correct as of the Closing Date as though made anew on and as of the Closing Date, unless the representation and warranty specifically relates to an earlier date;

         (b) Subject to the MAE Qualification with respect to Buyer, Buyer shall have performed all obligations and shall have complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time;

         (c) Buyer shall have delivered to Seller a certificate, dated as of the Closing Date and signed by its President and Chief Executive Officer, and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied; and

         (d) Buyer shall have furnished Seller with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Buyer as Seller may reasonably request.

6.3      CONDITIONS PRECEDENT - BUYER

         The obligations of Buyer to effect the transactions contemplated hereby shall be subject to the satisfaction or waiver by Buyer of the following conditions at or prior to the Effective Time:

         (a) Subject to the MAE Qualification with respect to Seller, the representations and warranties of Seller set forth in Article III hereof shall be true and correct as of the date hereof and such representations and warranties shall be true and correct as of the Closing Date as though made anew on and as of the Closing Date, unless the representation and warranty specifically relates to an earlier date;

         (b) Subject to the MAE Qualification with respect to Seller, Seller and Peoples Federal shall have performed all obligations and complied with all covenants required to be performed and complied with by it or them pursuant to this Agreement on or prior to the Effective Time;

         (c) Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied;

         (d) Seller shall have furnished Buyer with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Seller or Peoples Federal as Buyer may reasonably request; and.

         (e) Not more than 10% of the outstanding shares of Seller Common Stock shall be Dissenting Shares.

                                   ARTICLE VII

                        TERMINATION, WAIVER AND AMENDMENT

7.1      TERMINATION

         This Agreement may be terminated:

         (a) By the mutual written consent of the Boards of Directors of Seller and Buyer;

         (b) By the Board of Directors of Seller or Buyer if:

                 (i) The Cash-Out Merger has not been consummated on or before September 30, 2002; provided, however, if such non-occurrence is due to Buyer's failure to satisfy the conditions set forth in Section 6.2(a) or (b), or Seller's failure to satisfy the conditions set forth in Section 6.3(a) or (b), the Board of Directors of such failing Party shall not have the right to terminate this Agreement pursuant to this Section 7.1(b)(i); or

                 (ii) in the reasonable determination of either Board of Directors any event has occurred or circumstance has arisen or been discovered that would preclude satisfaction of any of the conditions set forth in Section
6.1 of this Agreement as of the date of such determination; provided, however, that if such an event or circumstance is due to a breach by a Party of any of its representations, warranties or covenants hereunder, then the Board of Directors of that Party shall not have the right to terminate this Agreement pursuant to this Section 7.1(b)(ii);

             (c) By the Board of Directors of the Seller if in its reasonable determination any event has occurred or circumstance has arisen or been discovered that would preclude satisfaction of any of the conditions set forth in Section 6.2 of this Agreement as of the date of such determination, unless such an event or circumstance is due to a breach by Seller of any of its representations, warranties or covenants hereunder;

             (d) By the Board of Directors of the Buyer if in its reasonable determination any event has occurred or circumstance has arisen or been discovered that would preclude satisfaction of any of the conditions set forth in Section 6.3 of this Agreement as of the date of such determination unless such an event or circumstance is due to a breach by Buyer of any of its representations, warranties or covenants hereunder; or

             (e) By the Board of Directors of Seller or Buyer if a Termination Event occurs.

7.2      EFFECT OF TERMINATION

         In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that Sections 5.4(b) and (c), 5.10, 7.6 and 8.1 shall survive any such termination and (b) a termination shall not relieve the breaching

Party from any liability or damages arising out of its willful breach of any provision of this Agreement giving rise to such termination. Nothing in this Agreement is intended to limit any right of the non-breaching Party to seek the remedy of specific performance or any other action at law or equity against the breaching Party.

7.3      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including the covenants set forth in Sections 2.3, 2.5, 2.6, 2.8, 5.9, 5.11, 5.17 and 5.19hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Buyer or Seller (or any director, officer or controlling person of either thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including any shareholder or former shareholder of either Buyer or Seller.

7.4      WAIVER

         Each Party hereto by written instrument approved by its Board of Directors and signed by an executive officer of such Party, may at any time (whether before or after approval of this Agreement by the shareholders of Seller) extend the time for the performance of any of the obligations or other acts of the other Party hereto and may waive (i) any inaccuracies of the other Party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other Party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other Party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of Seller have adopted this Agreement, shall not modify either the amount or form of the Merger Consideration or Seller Option Cancellation Payments or otherwise materially adversely affect such shareholders without the approval of the shareholders to the extent required by applicable law.

7.5      AMENDMENT OR SUPPLEMENT

         This Agreement may be amended or supplemented at any time by mutual written agreement of the Parties approved by the Board of Directors of the Parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of the Board of Directors of each of the Parties.

7.6      BREAK-UP FEE

         Buyer shall be entitled to $600,000 as a break-up fee payable on demand in immediately available funds, upon the proper termination of this Agreement by either Buyer or Seller pursuant to Section 7.1 other than:

         (a) a proper termination by Buyer and Seller pursuant to Section 7.1(a) hereof;

         (b) a proper termination of this Agreement by Seller or Buyer pursuant to Section 7.1(b)(i) hereof, except upon the occurrence of a Termination Event within one year after such a termination by Buyer due to the failure of Seller to satisfy the conditions set forth in Section 6.3(a) or (b) if such failure is due to a willful breach by Seller of any of its representations, warranties or covenants hereunder;

         (c) a proper termination of this Agreement by Buyer or Seller pursuant to Section 7.1(b)(ii) hereof, except upon the occurrence of a Termination Event within one year after (i) a termination by Buyer due to a withdrawal by the Board of Directors of Seller of a favorable recommendation to its shareholders of the adoption and approval of this Agreement, (ii) a termination by Buyer due to a change, alteration or modification by the Board of Directors of Seller of such a favorable recommendation to its shareholders in a manner adverse to Buyer in the reasonable determination of Buyer's Board of Directors, (iii) a termination by Buyer due to a failure of the shareholders of Seller to adopt this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof) if an Alternative Proposal was made at or prior to such meeting, (iv) a termination by Buyer due to a failure to satisfy the conditions set forth in Section 6.1(a)-(d) if such failure is due to a willful breach by Seller of any of its representations, warranties or covenants hereunder or (v) a termination by Buyer or Seller due to the failure of Seller Advisor to issue its written opinion described in Section 6.1(e) if such failure is due to an Alternative Proposal;

         (d) a proper termination of this Agreement by Seller pursuant to
Section 7.1(c); or

         (e) a proper termination of this Agreement by Buyer pursuant to Section 7.1(d), except upon the occurrence of a Termination Event within one year after such a termination due to the failure of Seller to satisfy the conditions set forth in Section 6.3(a) or (b) if such failure is due to a willful breach by Seller of any of its representations, warranties or covenants hereunder.

         Notwithstanding the foregoing, to the extent Seller has previously paid Buyer any amounts pursuant to Section 8.1(b), the break-up fee owed hereunder shall be reduced by such amounts already paid by Seller to Buyer pursuant to
Section 8.1(b).

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1      EXPENSES

         (a) Except as otherwise provided herein, each Party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, provided that notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor Seller shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         (b) If this Agreement is properly terminated by Buyer as a result of a breach by Seller, then Seller shall promptly (and in any event within ten business days after such termination) pay all reasonable Expenses of Buyer in an amount not to exceed $100,000. If this Agreement is properly terminated by Seller as a result of a breach by Buyer, then Buyer shall promptly (and in any event within ten business days after such termination) pay all reasonable Expenses of Seller in an amount not to exceed $250,000. For purposes of this
Section 8.1(b), the "Expenses" of a Party shall include all reasonable out-of-pocket expenses of that Party (including all fees and expenses of counsel, accountants, financial advisors, experts and consultants to that Party) incurred by it or on its behalf in connection with the consummation of the transaction contemplated by this Agreement.

8.2      ENTIRE AGREEMENT

         This Agreement contains the entire agreement among the Parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any Party, other than the Parties, and their respective successors, any rights, remedies, obligations or liabilities

8.3      NO ASSIGNMENT

         None of the Parties may assign any of its rights or obligations under this Agreement to any other person.

8.4      NOTICES

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to Buyer:

                  National Bancshares Corporation
                  112 W. Market Street
                  Orrville, OH  44667
                  Attn: Charles J. Dolezal, President
                  Fax:  330/684-2154 (call first)
                  Phone: 330/682-1010

         With required copies to:

                  Roetzel & Andress, L.P.A.
                  222 South Main Street
                  Akron, OH  44308
                  Attn: Jeffrey W. Leonard, Esq.
                  Fax: 330/376-4577

         If to Seller:

                  Peoples Financial Corporation
                  211 Lincoln Way East
                  Massillon, OH  44646
                  Attn:  Paul von Gunten, President
                  Fax:  330/832-7447 (call first)

         With a required copy to:

                  Vorys, Sater, Seymour and Pease LLP
                  52 East Gay Street
                  P. O. Box 1008
                  Columbus, OH  43216-1008
                  Attn: John C. Vorys, Esq.
                  Fax: 614/719-5014

  8.5    ALTERNATIVE STRUCTURE

         Notwithstanding any provision of this Agreement to the contrary, Buyer may at any time, with the prior written consent of Seller, which consent shall not be withheld unreasonably, modify the structure of the acquisition of Seller set forth herein; provided, however, that (i) the consideration to be paid to the holders of Seller Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Entities or any other condition to the obligations of Buyer set forth in Sections 6.1 and 6.3 hereof.

8.6      INTERPRETATION

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and entirely to be performed within such jurisdiction. The Parties hereby designate Wayne County, Ohio to be the proper jurisdiction and venue for any suit or action arising out of this Agreement.

8.9      SEVERABILITY

         Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.


                         [Signatures on following page]

                                             SELLER:
                                             PEOPLES FINANCIAL CORPORATION
Attest:


______________________________     By:      ____________________________________

_____________, Secretary           Its:     ____________________________________


                                            BUYER:
                                            NATIONAL BANCSHARES CORPORATION
Attest:


______________________________     By:      ____________________________________

______________, Secretary          Its:     ____________________________________

                                    EXHIBIT A
                                    ---------

                                Voting Agreement

                              ____________ __, 2001


National Bancshares Corporation
Attention: _________________________________
112 W. Market Street
Orrville, OH  44667

Dear Sirs:

         The undersigned understands that National Bancshares Corporation ("Buyer") and Peoples Financial Corporation ("Seller") are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing for, among other things, the merger of a wholly-owned subsidiary of Buyer into Seller (the "Cash-Out Merger"), in return for which the outstanding shares of common stock of Seller will be exchanged for cash.

         The undersigned is a shareholder of Seller and is entering into this agreement to induce Buyer to enter into the Merger Agreement and to consummate the transactions contemplated thereby. The undersigned acknowledges that his/her/its execution, delivery and performance of the terms of this voting agreement are part of the consideration Buyer is receiving in return for the payment of the Merger Consideration (as such term is defined in the Merger Agreement) by Buyer to each of the shareholders of Seller. Therefore, the undersigned agrees with Buyer as follows:

                  1. The undersigned represents, warrants and agrees that
         SCHEDULE 1 annexed hereto sets forth the shares of the capital stock of Seller of which the undersigned is the record or beneficial owner (the "Shares"), and that the undersigned is on the date hereof the lawful owner of the Shares, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as disclosed in SCHEDULE 1. Except as set forth in SCHEDULE 1, the undersigned does not own or hold any rights to acquire any additional shares of the capital stock of Seller (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares.

                  2. Subject to the exercise of the undersigned's fiduciary duties and except as required by law or for charitable donations or gifts to immediate family members, grandchildren or great grandchildren, the undersigned agrees that the undersigned will not, and will not permit any company, trust or other entity controlled by the undersigned to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible thereunto or any voting rights with respect thereto, prior to the adoption of the Merger Agreement by the shareholders of Seller.

                  3. The undersigned agrees that, subject to the exercise of the undersigned's fiduciary duties, all of the Shares, together with any additional shares of capital stock of Seller, of which the undersigned is or becomes the record or beneficial owner at the record date for any meeting of shareholders of Seller called to consider and vote to adopt the Merger Agreement, will be voted by the undersigned in favor authorizing the execution, delivery and consummation of the Merger Agreement.

                  4. The undersigned represents and warrants to Buyer that (i) the undersigned has all necessary power and authority to enter into this voting agreement and (ii) this voting agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

                  5. This voting agreement shall automatically terminate (i) upon termination of the Merger Agreement in accordance with its terms or (ii) immediately after the adoption of the Merger Agreement by the shareholders of Seller.

                  6. This voting agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the undersigned and Buyer.

                  7. This voting agreement evidences the entire agreement between the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein.

                  8. The parties agree that if any provision of this voting agreement shall under any circumstances be deemed invalid or inoperative, this voting agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

                  9. This voting agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Electronic and facsimile copies of signatures shall be deemed valid as originals.

                  10. The validity, construction, enforcement and effect of this voting agreement shall be governed by the laws of the State of Ohio.

                  11. This voting agreement shall inure to the benefit of Buyer and its successors and assigns, and shall be binding upon and inure to the benefit of the undersigned and the undersigned's successors, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This voting agreement shall survive the death or incapacity of the undersigned.

                  12. Nothing in this voting agreement shall be construed to give Buyer any rights to exercise or direct the exercise of voting power as owner of the Shares, either beneficially or otherwise, for any purpose.

                  13. The undersigned agrees that in the event of his/her/its breach of this voting agreement Buyer shall be entitled to such remedies and relief against the undersigned as are available at law or in equity. The undersigned acknowledges that there is not an adequate remedy at law to compensate Buyer for a violation of this voting agreement, and irrevocably waives, to the extent permitted by law, any defense that he or she might have based on the adequacy of a remedy at law that might be asserted as a bar to specific performance, injunctive relief, or other equitable relief. The undersigned agrees to the granting of injunctive relief without the posting of any bond and further agrees that if any bond shall be required, such bond shall be in a nominal amount.

         Please confirm that the foregoing correctly states the understanding between the undersigned and Buyer by signing and returning to me a counterpart hereof.

                                Very truly yours,



                                __________________

                                __________________




Accepted as of the ___ day
of _______________, 2001


National Bancshares Corporation:



By:      ______________________________

Its:     ______________________________

                                    EXHIBIT B
                                    ---------


                  AGREEMENT AND PLAN OF HOLDING COMPANY MERGER


         This AGREEMENT AND PLAN OF HOLDING COMPANY MERGER (this "Plan") is entered into as of _____________, 2001, by and between Peoples Financial Corporation ("Peoples Financial"), an Ohio corporation, ___ and National Bancshares Corporation ("National Bancshares"), an Ohio corporation, for the merger of Peoples Financial, a wholly owned subsidiary of National Bancshares, with and into National Bancshares.

         WHEREAS, there are _____ common shares of Peoples Financial outstanding, all of which are owned by National Bancshares;

         WHEREAS, on the date hereof, the Board of Directors of National Bancshares has approved this Plan, and deems it advisable and in its best interests to consummate the merger of Peoples Financial with and into National Bancshares with National Bancshares being the surviving entity (the "Merger"); and

         NOW THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                    MERGER AND NAME OF SURVIVING CORPORATION

         Subject to the terms and conditions of this Plan, at the Effective Time (as hereinafter defined), Peoples Financial shall be merged with and into National Bancshares pursuant to the provisions of, and with the effect provided under, the laws of the State of Ohio. At the Effective Time, the separate existence of Peoples Financial shall cease and National Bancshares, the surviving entity, shall continue. (National Bancshares as existing on and after the Effective Time is hereinafter sometimes referred to as the "Surviving Corporation.") The name of the Surviving Corporation shall remain "National Bancshares Corporation."

                                   ARTICLE II

                ARTICLES OF INCORPORATION AND CODE OF REGULATIONS

         The Articles of Incorporation and the Code of Regulations of National Bancshares in effect immediately prior to the Effective Time shall be the articles of incorporation and the code of regulations of the Surviving Corporation, in each case until duly amended in accordance with applicable law.

                                   ARTICLE III

                         BOARD OF DIRECTORS AND OFFICERS

         At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those persons serving as directors of National Bancshares immediately prior to the Effective Time; and the officers of the Surviving Corporation shall be those persons serving as officers of National Bancshares immediately prior to the Effective Time, in each case subject to the provisions of the Surviving Corporation's Code of Regulations.

                                   ARTICLE IV

                          SURVIVING CORPORATION'S STOCK

         Each share of the capital stock of National Bancshares outstanding immediately prior to the Effective Time shall remain outstanding after the Effective Time and shall constitute and represent an outstanding share of the capital stock of the Surviving Corporation at the Effective Time. As a result of the Merger, all outstanding shares of the capital stock of Peoples Financial will be canceled. No cash or other consideration will be paid to any stockholder of Peoples Financial as part of the Merger. No shares of the Surviving Corporation will be issued as a result of the Merger.

                                    ARTICLE V

                          EFFECTIVE TIME OF THE MERGER

         A Certificate of Merger shall be filed with the Secretary of State of Ohio. Such filing shall be made by the parties as soon as practicable after the execution of this Plan. The Merger shall be effective upon the acceptance of the Certificate of Merger by the Secretary of State of Ohio (the "Effective Time").

                                   ARTICLE VI

                                FUTURE ASSURANCES

         If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of Peoples Financial, or to otherwise carry out the provisions hereof, the proper officers and directors of Peoples Financial immediately prior to the Effective Time, and thereafter the officers of the Surviving Corporation, acting on behalf of the Peoples Financial, shall execute and deliver any and all property or assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the provisions hereof.

                                   ARTICLE VII

                                  MISCELLANEOUS

         (a) National Bancshares, as the Surviving Corporation, agrees that at and after the Effective Time it may be served with process in the State of Ohio in any proceeding for the enforcement of any obligation of Peoples Financial or National Bancshares, as well as for the enforcement of any obligation of the Surviving Corporation arising from the Merger, and National Bancshares, as the Surviving Corporation, irrevocably appoints Lawrence J. Cardinal, Jr. as its agent to accept service of process in any such suit or other proceedings and specifies 112 W. Market Street, Orrville, OH 44667, as the address to which a copy of such process shall be mailed to it.

         (b) The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan.

         (c) This Plan shall be governed by and construed in accordance with the laws of the State of Ohio, applicable to agreements made and entirely to be performed in such jurisdiction.

         (d) This Plan may be executed in counterparts, which together shall constitute a single agreement.


Attest                              NATIONAL BANCSHARES
                                    CORPORATION:


By:      ______________________     By:
                                             -----------------------------------

                                    Its:
                                             -----------------------------------




Attest                              PEOPLES FINANCIAL CORPORATION:


By:      ______________________     By:
                                             -----------------------------------

                                    Its:
                                             -----------------------------------

                                    EXHIBIT C
                                    ---------


                               AGREEMENT OF MERGER

                                     between

                               FIRST NATIONAL BANK

                                       and

                  PEOPLES FEDERAL SAVINGS AND LOAN OF MASSILLON

                              under the charter of

                               First National Bank

                               under the title of

                               First National Bank


This agreement made between FIRST NATIONAL BANK (hereinafter referred to as "First National"), a banking association organized under the laws of the United States, being located at Orrville, county of Wayne, in the state of Ohio, with a capital of $________________, divided into shares of common stock, each with a par value of $___________________, surplus of $__________________, and undivided profits, including capital reserves, of $_______________________, as of ___________________, 2001, and PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION OF MASSILLON (hereinafter referred to as "Peoples"), a savings and loan association organized under the laws of the United States, being located at Massillon, County of Stark, in the State of Ohio , with a capital of $__________________, divided into shares of common stock, each with a par value of $____________________, surplus of $___________________, and undivided profits, including capital reserves, of $_______________________, as of ______________,
2001, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 USC 215).

                                   SECTION 1.

First National and Peoples Federal are both wholly-owned subsidiaries of National Bancshares Corporation, an Ohio corporation. Peoples Federal shall be merged into First National under the charter of First National. The separate existence of Peoples Federal shall thereafter cease and all shares of stock of Peoples Federal shall be cancelled.

                                    SECTION 2

The name of the receiving association (hereinafter referred to as the "Association") shall be "First National Bank".

                                    SECTION 3

The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office, which shall be located at 112 West Market Street, Orrville, Ohio 44667, and at its legally established branches.

                                    SECTION 4

The amount of capital stock of the Association shall be $_________ divided into _________ shares of common stock, each of $________ par value, and at the time the merger shall become effective, the Association shall have a surplus of $_______, undivided profits, including capital reserves, of $________, and other equity adjustments of $_______, which when combined with the capital and surplus will be equal to the combined capital structures of the merging institutions as stated in the preamble of this agreement, adjusted, however, for normal earnings and expenses (and, if applicable, purchase accounting adjustments) between _______, 2001 and the effective time of the merger.

                                    SECTION 5

All assets of First National and Peoples Federal, as they exist at the effective time of the merger, shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all of the liabilities of every kind and description of each of the merging institutions existing as of the effective time of the merger. A committee of six persons who may be but are not required to be directors, three to be appointed by the board of directors of each merging institution at the time of the merger, shall have satisfied itself, that the statement of condition of each financial institution as of _________, fairly presents its financial condition and since such date there has been no material adverse change in the financial condition or business of either merging institution.

                                    SECTION 6

Neither of the merging institutions shall declare nor pay any dividend to their shareholders between the date of this agreement and the time at which the consolidation shall become effective, nor dispose of any of its assets in any other manner, except in the normal course of business and for adequate value.

                                    SECTION 7

The following named persons, who are the present directors of First National, shall continue to serve as the board of directors of the Association, until the next annual meeting of its shareholder or until such time as their successors have been elected and qualified:

                          Charles J. Dolezal, Chairman
                            Sara Balzarini, Director
                             Bobbi Douglas, Director
                             John W. Kropf, Director
                             Steve Schmid, Director
                           John E. Sprunger, Director
                           Howard J. Wenger, Director
                           James F. Woolley, Director
                           Albert W. Yeagley, Director

The present executive officers of First National holding office immediately prior to the effective time of the merger shall remain as the executive officers of the Association holding office immediately following the merger.

At the effective time of the merger, the directors and officers of Peoples Federal shall be deemed to have resigned and their resignations accepted, saving and excepting the continuing authority requisite to fill the undertakings and agreements set forth herein.

                                    SECTION 8

Effective as of the effective time of the merger, as specified in the merger approval to be issued by the Comptroller of the Currency, (i) the articles of association of the Association shall be the same as the present articles of association of First National as set forth in Exhibit A attached hereto and incorporated herein by reference, and (ii) the bylaws of the Association shall be the same as the present bylaws of First National, as set forth in Exhibit B attached hereto and incorporated herein by reference.

                                    SECTION 9

This agreement may be terminated by the unilateral action of the boards of directors of either participant or by the mutual consent of the boards of directors of both participants. Since time is of the essence to this agreement, if for any reason the transaction shall not have been consummated by December 31, 2002, this agreement shall terminate automatically as of that date, unless extended, in writing, prior to that date by mutual action of the boards of directors of the participants.

                                   SECTION 10

This agreement shall be ratified and confirmed by the affirmative vote of shareholders of each of the merging institutions owning at least two-thirds of their respective outstanding capital stock; and the merger shall become effective at the time specified in a merger approval to be issued by the Comptroller of the Currency of the United States.

         WITNESS, the signatures and seals of the consolidating banks this ______ day of _______________, 2001, each set by its president and attested to by its cashier or treasurer, pursuant to a resolution of its board of directors, acting by a majority.

Attest:                               FIRST NATIONAL BANK

                                      By:
                                             --------------------------------
                                             President

_______________________
Cashier

Attest:                               PEOPLES FEDERAL SAVINGS AND LOAN
                                      ASSOCIATION OF MASSILLON

                                      By:
                                             --------------------------------
                                             President

_______________________
Treasurer

STATE OF OHIO     )
                  )ss:
COUNTY OF WAYNE   )

         On this ______day of _________________, 2001, before me, a notary public for this state and county, personally came Charles J. Dolezal, as President, and ___________________ as Cashier, of First National, and each in his/her capacity acknowledged this instrument to be the act and deed of the association.

WITNESS my official seal and signature this day and year aforesaid.


                                        _______________________________________

(Seal of Notary)                        Notary Public, _________________ County


                                        My commission expires__________________

STATE OF OHIO     )
                  )ss:
COUNTY OF  WAYNE  )

         On this ______day of _________________, 2001, before me, a notary public for this state and county, personally came _______________________, as President, and ___________________ as Treasurer, of Peoples Federal Savings and Loan Association of Massillon, and each in his/her capacity acknowledged this instrument to be the act and deed of the association.

WITNESS my official seal and signature this day and year aforesaid.


                                      _______________________________________

(Seal of Notary)                      Notary Public, _________________ County


                                      My commission expires _________________

                                    EXHIBIT 1


                            [Articles of Association]

                                    EXHIBIT 2

                                    [Bylaws]

                                    EXHIBIT D
                                    ---------


                          PEOPLES FINANCIAL CORPORATION

                          OPTION CANCELLATION AGREEMENT


         This Option Cancellation Agreement (this "Cancellation Agreement") is made and entered into on ______________________________________ , 2001,
("Effective Time") by and between ______________________________________________
(the "Optionee") and Peoples Financial Corporation (the "Corporation").

         WHEREAS, the Corporation has entered into an Agreement and Plan of Merger between the Corporation and National Bancshares Corporation, dated as of October 1, 2001 (the "Merger Agreement");

         WHEREAS, the Optionee is the holder of options ("Options") granted under the 1997 Peoples Financial Corporation Stock Option and Incentive Plan, as amended (the "Plan) to purchase shares of common stock of the Corporation ("Common Stock") as evidenced by a stock option agreement between the Corporation and the Optionee;

         WHEREAS, the Optionee's Options and the exercise prices for the Options (the "Option Price") are listed in Exhibit A to this Cancellation Agreement;

         WHEREAS, pursuant to Section 2.5 of the Merger Agreement, the Options granted under the Plan will be surrendered by the Optionee without exercising such Options in consideration for a payment in cash of the difference between $12.25 and the Option Price of such Option, multiplied by the number of shares of Common Stock subject to such Option; and

         WHEREAS, the Corporation shall make such cash payments as of the Effective Time;

         NOW, THEREFORE, the parties hereto agree as follows:

         Optionee hereby surrenders the Options which Optionee holds as of the Effective Time in exchange for a cash payment from the Corporation in an amount equal to the difference between $12.25 and the Option Price, multiplied by the number of shares of Common Stock subject to such Option, less any required tax withholding payments ("Payment"), to be reported on IRS Form W-2 or on IRS Form 1099-misc, and that all obligations of the Corporation hereunder and under the Options and related stock option agreements shall be extinguished thereafter. Further, the Optionee certifies that such payment is received in exchange for all Options held by the Optionee as of the Effective Time, and that the Optionee hereby waives any claim for compensation for any other Options or rights to purchase shares of Common Stock of the Corporation awarded by the Corporation or any subsidiary of the Corporation to the Optionee at any time prior to the Effective Time.

         This Cancellation Agreement constitutes the entire understanding between the Corporation and the Optionee relating to the subject matter hereof and supersedes any matters to the contrary that may be contained in any other agreement, plan or documents relating to the subject matter hereof. No amendments or additions to this Cancellation Agreement shall be binding unless made in writing and signed by both parties hereto. If for any reason the Merger (as such term is defined in the Merger Agreement) is not consummated, this Cancellation Agreement shall be null and void and of no force or effect. This Cancellation Agreement shall be governed by the laws of the State of Ohio.


Acknowledgments:


                                         Peoples Financial Corporation



Attest                                   By:
                                              ----------------------------------


                                         Its:
--------------------------------               ---------------------------------


Witness


                                                  ------------------------------
                                                  Participant



                                         National Bancshares Corporation



Attest                                   By:
                                              ----------------------------------


                                         Its:
--------------------------------               ---------------------------------

Stock Option Committee Approval:


                                         Date:
--------------------------------                --------------------------------
Thomas E. Shelt



                                         Date:
--------------------------------                --------------------------------
James P. Bordner



                                         Date:
--------------------------------                --------------------------------
Victor C. Baker

























                                       3